EXHIBIT 10.2

ILLINOIS

This space reserved for Recorder’s use only.

MORTGAGE, SECURITY AGREEMENT,

AND FINANCING STATEMENT

by

TNP SRT CONSTITUTION TRAIL, LLC, as Maker

to and for the benefit of

AMERICAN NATIONAL INSURANCE COMPANY, as Noteholder

THIS DOCUMENT PREPARED BY AND

AFTER RECORDING RETURN TO:

Holland & Knight, LLP

131 South Dearborn Street, Suite 3000

Chicago, Illinois 60603

Attention: Robyn Axberg, Esq.

MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT

This Mortgage, Security Agreement and Financing Statement (hereinafter termed “Agreement” or “Mortgage”) is dated as of December 16, 2011 and made by TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company (hereinafter termed “Maker”) whose mailing address is 1900 Main Street, Suite 700, Irvine, California 92614, to and for the benefit of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company, whose mailing address is Attn: Mortgage and Real Estate Investment Department, One Moody Plaza, Galveston, Texas 77550 (hereinafter termed “Noteholder”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker agrees as follows:

Maker hereby mortgages, grants, assigns, remises, releases, warrants and conveys to Noteholder, its successors and assigns, and grants a security interest in, the following described property, rights and interests, all of which property, rights and interests are hereby pledged primarily and on a parity with the Real Estate (as defined below) and not secondarily:

THE REAL ESTATE located in the State of Illinois commonly known as 1710-1730 Bradford Lane, Normal, McLean County, Illinois 61761 and legally described on Exhibit “A” attached hereto and made a part hereof (“Real Estate”);

TOGETHER WITH all improvements of every nature whatsoever now or hereafter situated on the Real Estate, and all fixtures and personal property of every nature whatsoever now or hereafter owned by Maker and on, or used in connection with the Real Estate or the improvements thereon, or in connection with any construction thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all of the right, title and interest of Maker in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by Maker or on its behalf (“Improvements”);

TO HAVE AND TO HOLD the Mortgaged Premises, unto Noteholder, its successors and assigns, forever, for the purposes and upon the uses herein set forth together with all right to possession of the Mortgaged Premises after the occurrence of any Event of Default; Maker hereby RELEASING AND WAIVING all rights under and by virtue of the homestead exemption laws of the State of Illinois.

I.	DEFINITIONS

1.1 The term “Indebtedness” shall mean and include:

(1) Any and all sums becoming due and payable pursuant to the Note, as hereinafter defined;

(2) Any and all other sums becoming due and payable by Maker to Noteholder including, but not limited to, such sums as may hereafter be borrowed by Maker from Noteholder (it being contemplated that such future indebtedness may be incurred), including, but not limited to advancements or expenditures made by Noteholder pursuant to the terms and conditions of this Agreement or any other document evidencing, securing or relating to the Note;

(3) Any and all obligations, covenants, agreements and duties of any kind or character of Maker now or hereafter existing, known or unknown, arising out of or in connection with the Note, this Agreement, or any other document evidencing, securing or relating to the Note; and

(4) All renewals, extensions, modifications, increases, consolidations and rearrangements of any or all of the obligations, covenants, agreements and duties of Maker defined herein under the term Indebtedness, whether or not Maker executes any renewal, extension, modification, increase, consolidation or rearrangement.

1.2 The term “Collateral” shall mean and include (a) all of the goods, articles of personal property, accounts, general intangibles, instruments, documents, furniture, furnishings, equipment and/or fixtures of every kind and nature whatever (including, without limitation, the items described in subsection (b) - (f) below) now or hereafter owned by Maker, in or hereafter placed in, or used or which may become used, in connection with or in the operation of the Mortgaged Premises, together with all additions thereto, replacements thereof, substitutions therefor and all proceeds thereof; (b) all rents, rentals, payments, compensations, revenues, profits, incomes, leases, licenses, concession agreements, insurance policies, plans and specifications, contract rights, accounts, escrowed funds, and general intangibles in any way relating to the Mortgaged Property or used or useful in the use, enjoyment, ownership or operation of the Mortgaged Property; (c) all names, trade names, signs, marks, and trademarks under which the Mortgaged Property, or any part thereof, is known or operated and all of Maker’s rights to carry on the business of Maker under all such name or names and any variant or variance thereof; (d) all deposits, awards, damages, payments, escrowed monies, insurance proceeds, condemnation awards, impact fee credits, or other compensation, and interests, fees, charges or payments accruing on or received from or to be received on any of the foregoing in any way relating to the Mortgaged Property (specifically including, without limitation, that certain Constitution Trail Development Agreement (the “Development Agreement”) dated April 17, 2006, executed by and between the Town of Normal, Illinois, a municipal corporation and Constitution Trail, LLC, a Nebraska limited liability company, Maker’s predecessor-in-interest, and all rights, powers, privileges, interests, payments, profits and incomes thereunder), or the ownership, enjoyment or operation of the Mortgaged Property (including, without limitation, the right to claim, collect, receive and receipt refunds and reimbursements from property taxing authorities, utilities and insurers) together with all proceeds of the foregoing described in this Section 1.2; (e) any and all cash, securities, un-certificated securities, investment property, securities accounts, financial assets, deposit accounts, securities entitlements and other personal property now or hereafter in or coming into or being credited to, or represented by any of the foregoing including, without limitation, any and all interest, dividends, rights, options, powers, splits and income thereon;; and (f) all products, proceeds, substitutions, and replacements of any of the above described collateral.

1.3 The term “Mortgaged Premises” shall mean and include (a) the Real Estate; together with all buildings and improvements of every kind and description now or hereafter erected or placed thereon and all materials now or hereafter placed thereon intended for construction, reconstruction, alteration and repairs of such buildings and improvements, all of which materials shall be deemed to be included as a part of said real property immediately upon the delivery thereof to said real property; (b) all fixtures now or hereafter owned by Maker and attached to, contained in or used in connection with said real property, and all renewals and replacements thereof, including but not limited to (i) all equipment, apparatus, machinery, motors, elevators, fittings and radiators now or hereafter owned by Maker, (ii) all plumbing, heating, lighting, ventilating, refrigerating, incinerating, air-conditioning and sprinkler equipment now or hereafter owned by Maker; (iii) all awnings, storm windows and doors, mantels, cabinets, computer flooring, rugs, carpeting, linoleum, stoves, shades, draperies, blinds and water heaters now or hereafter owned by Maker; (iv) such other goods and chattels and personal property now or hereafter owned by Maker as are usually furnished by landlords in letting an unfurnished building, or which shall be attached to said buildings and improvements by nails, screws, bolts, pipe connections, masonry or in any other manner; and (v) all built-in equipment as may be shown by plans and specifications.

1.4 The term “Mortgaged Property” shall mean the Mortgaged Premises and Collateral.

1.5 The term “Note” shall mean that certain Promissory Note dated as of December __, 2011, in the principal sum of $10,000,000.00 executed by Maker and payable to the order of Noteholder, with a maturity date of January 1, 2017 and payable with interest in installments as stipulated therein and providing for the right to declare the unpaid principal balance due and payable upon the occurrence of an Event of Default and otherwise as provided therein and providing for the reasonable attorneys’ fees, and all notes given in renewal, extension, modification, increase, consolidation or rearrangement of said Promissory Note or any portion thereof.

1.6 The term “Schnuck Markets Lease” means that certain Lease dated on or about March 22, 2007, as amended by that certain First Amendment to Lease dated on or about March 12, 2006 and that certain Second Amendment To Lease dated on or about September 26, 2007 between Schnuck Markets, Inc., as tenant, and Constitution Trail, LLC, Maker’s predecessor-in-interest, as landlord, concerning a portion of the Mortgaged Property.

1.7 The term “Starplex Lease” means that certain Lease dated on or about June 20, 2007, as amended by that certain Commencement Agreement and Amendment to Lease dated as of March 1, 2009 and that certain Landlord’s Exercise of Rights Under The Commencement Agreement and Second Amendment To Lease made as of “March             , 2010” between Starplex Operating, LP (now known as Starplex Operating, L.L.C.), as tenant, and Constitution Trail, LLC, Maker’s predecessor-in-interest, as landlord, concerning a portion of the Mortgaged Property.

1.8 The term “Key Tenant Lease” means, individually and collectively, the Schnuck Markets Lease and the Starplex Lease.

1.9 The term “Master Lease” refers to that certain Master Lease dated on or about the date hereof concerning by and between Maker as landlord and TNP SRT Constitution Trail Master Lessee, LLC, a Delaware limited liability company, as tenant, concerning a portion of the Mortgaged Property as more particularly described therein, and all renewals, extensions and modifications of said Master Lease or any portion thereof.

1.10 The term “Master Lease Guaranty” shall mean that certain Guaranty executed by Thompson National Properties, LLC, a Delaware limited liability company, on or about the date hereof in favor of Maker concerning the Master Lease and all renewals, extensions and modifications of all or any portion thereof.

II.	SECURITY

As security for the Indebtedness, Maker hereby mortgages, grants, assigns, remises, releases, warrants and conveys to Noteholder, its successors and assigns, and grants a security interest in, all of Maker’s right title and interest in the Mortgaged Premises, all of which property, rights and interests are hereby pledged primarily and on a parity with the Real Estate and not secondarily.

III.	ADDITIONAL SECURITY

As further security for the Indebtedness and the full and complete performance of each and every obligation, covenant, agreement and duty of Maker contained herein or contained in any other document executed by Maker pertaining to the Note or the security therefor:

A. Security Interest. Maker hereby grants and conveys to Noteholder a security interest in and lien on all of the Collateral. This Agreement shall serve as a Security Agreement created pursuant to the Uniform Commercial Code in effect in the State of Illinois (“UCC”), and Noteholder shall have and may exercise all rights, remedies and powers of a secured party under the UCC. Maker hereby represents, warrants and covenants that (1) Maker is the owner and holder of the Collateral free and clear of any adverse claim, security interest or encumbrance, except those created herein and the encumbrance in favor of the Subordinate Lender, defined below; (2) it will defend the Collateral, and the priority of the security interest created herein as a valid first security interest against all claims and demands of any person at any time claiming the same or any interest therein; (3) there are no financing statements executed by Maker, as Debtor, now on file in any public office except those financing statements which are being released contemporaneously with the delivery of this transaction or which have been authorized by Noteholder; (4) it hereby authorizes Noteholder to file or record such other and further agreements, financing statements and assignments in such offices and at such times as it is deemed by Noteholder to be reasonably necessary or reasonably desirable in respect of the Collateral; and (5) it will execute and deliver to Noteholder such other and further agreements, financing statements and assignments as Noteholder may reasonably request, and (6) the organizational identification number of Maker is: 0069119-4.

This Agreement is intended to constitute a fixture filing in accordance with the applicable provisions of the UCC. The debtor is the Maker and the secured party is the Noteholder and their addresses are those set forth at the beginning of this Agreement. Certain of the Mortgaged Property is or will become “fixtures” (as that term is defined in the UCC), and this Agreement, upon being filed for record in the real estate records of the county wherein the Mortgaged Premises are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of the UCC upon such Mortgaged Property that is or may become fixtures.

Maker covenants and agrees that Maker will furnish Noteholder with notice of any change in name, identity, organizational structure, mailing address, residence, state of formation or organization, principal place of business or location (as that term is defined in the Code) 30 days prior to the effective date of any such change. Maker hereby authorizes the filing of any financing statements or other instruments deemed necessary by Noteholder to prevent any filed financing statement from becoming misleading or losing its perfected status or to reinstate any lapsed financing statement.

Maker agrees that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto, hereinabove stated, that everything used in connection with the production of income from the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings, legal or equitable, shall be regarded as real property irrespective of whether (i) any such item is physically attached to the real property or improvements thereon; (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Noteholder; or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. Similarly, the mention in any such financing statement of (x) rights in or to the proceeds of any fire and/or hazard insurance policy; (y) any award in eminent domain proceedings for a taking or for loss of value; or (z) Maker’s interest as lessor in any present or future leases or subleases or rights to rents growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Noteholder as determined by this instrument or impugning the priority of this Mortgage or any of the other documents entered into in connection with the loan evidenced by the Note, but such mention in the financing statement is declared to be for the protection of Noteholder in the event any court or judge shall at any time hold with respect to (x), (y), or (z) that notice of Noteholder’s priority of interest to be effective against a particular class of persons, including, but not limited to, the federal government and any subdivision or entity of the federal government, must be filed in the Code records or otherwise perfected in the manner required by the Code.

B. Assignment of Condemnation Awards. To the extent of the full amount of the Indebtedness secured hereby and of the cost and expenses (including reasonable attorneys’ fees) incurred by Noteholder in the collection of any award or payment, Maker hereby assigns to Noteholder any and all awards or payments, including all interest thereon, together with the right to receive the same, which may be made with respect to the Mortgaged Property as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade or of any street, or (c) any other injury to or decreased value in the Mortgaged Property, as well as the right, but not the obligation, to, at Maker’s expense, participate in and make decisions concerning the progress of any proceeding involving any such award or payment. Maker shall give Noteholder written notice of any such action or proceeding immediately upon Maker’s becoming aware of same. All such damages, condemnation proceeds and consideration shall be paid directly and solely to Noteholder whether or not an Event of Default has at such time occurred, and after first applying said sums to the payment of all costs and expenses (including reasonable attorneys’ fees) incurred by Noteholder in obtaining such sums, Noteholder may, at its option, apply the balance to the Indebtedness, in any order and whether or not then due, but without prepayment fee or premium as more specifically set forth in the Note or other penalty, or to the restoration of the Mortgaged Property, or release the balance to Maker. Said application or release shall not cure or waive any default. Notwithstanding the foregoing, if the Schnuck Markets Lease and/or the Starplex Lease remain in full force and effect and such applicable lease is not terminated due to any such condemnation or taking then Noteholder shall permit the condemnation proceeds to be made available for the repair and replacement of the Mortgaged Property if and to the extent that by any such non- terminated lease requires that such proceeds be made available for said purpose.

IV.	ABSOLUTE ASSIGNMENT OF RENTS

In further consideration for the indebtedness evidenced by the Note, Maker hereby absolutely and unconditionally assigns to Noteholder all rents, revenues, profits and incomes from the Mortgaged Property or any portion thereof. Provided, however, so long as no Event of Default has occurred, Maker is hereby granted a license to collect and retain the currently accruing rents, income and profits from the Mortgaged Property, but in no event for more than one (1) month in advance of such collection. If an Event of Default shall occur, however, thereupon, and at any time thereafter such default is continuing, Noteholder may terminate such license and may, without any liability to Maker, take possession and control of the Mortgaged Premises and/or receive and collect all rents, revenues, profits and income, accrued or accruing thereafter so long as any of the Indebtedness remains unpaid, applying so much thereof as may be collected first to the expenses incident to taking possession and/or the collection thereof, and second to the payment of the Indebtedness other than the Note and then to the amount of the Note then remaining unpaid, at Noteholder’s discretion, either principal or interest, in any order, and whether then matured or not, paying the balance, if any, to Maker. It is intended by Maker and Noteholder that this assignment of rents constitutes an absolute assignment and not an assignment for additional security only and that Noteholder shall be entitled to exercise its rights hereunder whether or not Noteholder is in possession of the Mortgaged Premises at such time. Maker agrees to fulfill or perform each and every covenant and agreement of any and all leases and guaranties of leases of the Mortgaged Premises so as to keep them at all times in full force and effect, and not to enter into any new lease, not to make any modification, consent to any modification of, or cancel, terminate or consent to the surrender of any lease of all or any part of the Mortgaged Property or any guaranty of such lease, without the prior written consent of Noteholder, the failure to fulfill or perform any such covenant or agreement without the prior written consent of Noteholder or the making of or consent to any such new lease or any such modification, cancellation, termination or surrender without the prior written consent of Noteholder, not to be unreasonably withheld, conditioned or delayed for any leases or guaranties other than with respect to a Key Tenant Lease or any guaranty thereof for which any consent shall be in Noteholder’s sole and absolute discretion); the failure to fulfill or perform any such covenant or the making of or consent to any such modification or cancellation, termination or surrender shall be an Event of Default; provided, however, that:

(A) until such time as there exists an uncured Event of Default, Maker may in good faith in the ordinary course of business with tenants unaffiliated with the Maker (i) enter into new leases for premises of 4,500 square feet or less for a term, including any extension options, of not more than five (5) years at prevailing market rates and (ii) exercise the landlord’s remedies for default in good faith in the ordinary course of business for any lease of 4,500 square feet or less including the exercise of any termination of such a lease for a tenant’s default. For purposes of calculating such square footage as provided in this Article IV, all leases with the same tenant or with affiliates of such tenant shall be aggregated; and

(B) enter into a lease modification for leases with premises of 4,500 square feet or less (aggregated as provided in subsection (B) above) may in good faith in the ordinary course of business with tenants unaffiliated with the Maker if such modification (i) does not reduce any rent below prevailing market rates provided that with respect to any lease that is in existence on the date hereof, the Maker may not reduce the rent during the term of such leases without Noteholder’s written consent, (ii) does not involve any reduction in term, (iii) does not extend the term including any extension options, for more than five (5) years beyond the existing term, and (c) does not otherwise materially modify the lease.

Nothing contained in this Mortgage or in any other document securing, evidencing or relating to the Indebtedness shall preclude Noteholder from taking any action to cure or remedy any default of the Landlord under any lease of all or any portion of the Mortgaged Property or any guaranty of lease, or any act, omission or occurrence which but for the passage of time, the giving of notice, or both, would be a default under any such lease or guaranty of lease or take any other action in connection therewith and any amounts expended by Noteholder in connection with such cure or remediation including, without limitation, reasonable attorneys fees and expenses, shall be an advance under and secured by this Mortgage and shall be included in the Indebtedness and shall be paid by Maker to Noteholder on demand. The preceding sentence shall not be construed to obligate Noteholder to cure any such actual or potential lease defaults or any guaranty of lease defaults.

V.	MAKER’S REPRESENTATIONS AND WARRANTIES

In order to induce Noteholder to lend the funds evidenced by the Note, Maker represents and warrants that:

A. Accurate Loan Information. All information and financial statements furnished or to be furnished to Noteholder by or on behalf of Maker in connection with the Indebtedness secured by this Agreement is or at the time of delivery will be complete and accurate in all material respects.

B. Valid Title. Maker is the lawful owner of the Mortgaged Property and has good right and lawful authority to mortgage and pledge the same.

C. Freedom from Encumbrances. The Mortgaged Property is or at closing will be free from any and all liens and encumbrances save and except only the Permitted Exceptions, and Maker does warrant and will defend title to the Mortgaged Property against all claims or demand by third parties whatsoever save and except only the Permitted Exceptions as shown on Exhibit B.

D. Maintenance of Lien Priority. Maker shall take all steps necessary to preserve and protect the validity and priority of the first mortgage lien on the Mortgaged Property created hereby. Maker shall execute, acknowledge and deliver such additional documents as Noteholder may deem necessary in order to preserve, protect, continue, extend or maintain the liens and security interests created hereby as first liens on the Mortgaged Property. All costs and expenses incurred in connection with the protection, preservation, continuation, extension or maintaining of the security interest and the liens herein created as valid first and subsisting liens shall be paid by Maker.

E. Value of the Mortgaged Property. Maker acknowledges that the value of the Mortgaged Property, as established by an appraisal submitted to Maker, is substantially in excess of the Indebtedness secured hereby. Maker acknowledges but for the Mortgaged Property having a value in excess of the amount of the Indebtedness, Noteholder would not make the loan evidenced by the Note and advance the funds hereunder. Maker agrees that Noteholder shall at all times have the benefit of the Mortgaged Property as the security for the Indebtedness even though the value thereof may now or in the future exceed the amount of the Indebtedness secured hereby.

F. Representations, Warranties and Covenants of a Limited Liability Company Maker. Maker hereby represents, warrants and covenants that:

(1) Maker is a Delaware limited liability company created under that certain Certificate of Formation filed effective as of December 12, 2011 ( “Certificate of Formation”) and there are no amendments thereto and that certain Limited Liability Company Agreement dated June 28, 2011 (“LLC Agreement”) and there are no amendments thereto.

(2) The only member of Maker is TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership (the “Sole Member”).

(3) Any one of Anthony W. Thompson, Chief Executive Officer, Jack Maurer, President, or James Wolford, Chief Finance Officer, of TNP Strategic Retail Trust, Inc., a Maryland corporation, the sole general partner of the Sole Member, is authorized to execute and deliver the Note, this Mortgage, and all other documents which, pursuant to the terms of the Loan Documents, Noteholder may now or from time to time hereafter require to be executed on behalf of Maker, in connection with the Note, this Mortgage and the other Loan Documents, including but not limited to renewals, extensions, modifications, increases, consolidations and rearrangements of the Note and Mortgage, and no signature or any other action of any person or entity other than anyone of Anthony W. Thompson, Chief Executive Officer, Jack Maurer, President, or James Wolfhound, Chief Finance Officer, of TNP Strategic Retail Trust, Inc., a Maryland corporation, the sole general partner of the Sole Member shall be required to bind Maker.

(4) Except for Permitted Transfers (hereinafter defined), Maker will not permit any membership interest in Maker to be sold, transferred, conveyed, encumbered or diluted or make any modification of the Certificate of Formation or LLC Agreement which shall have a material adverse effect on the rights of Noteholder.

(5) Maker and Sole Member are each, and shall each continue to be, (a) duly organized and existing under the laws of the State of Delaware and Maryland, respectively, or such other states under the laws of which Maker or Sole Member may hereafter be organized, provided that neither Maker nor Sole Member shall be permitted to change its structure to the extent any such change shall have a material adverse effect on the rights of Noteholder and (b) duly qualified to transact business in each State where the conduct of the respective business of each requires it to be qualified.

G. Construction and Materials. Maker hereby warrants, represents and covenants that all persons and entities who have provided labor or materials to or for the benefit of the Mortgaged Property by, through or under Maker or otherwise at Maker’s direction or request at any time prior to the date of this Agreement have been paid in full.

H. Hazardous Waste. Maker hereby represents and warrants that to its actual knowledge, except as may be set forth in those three certain environmental assessments, respectively, each entitled Phase I Environmental Site Assessment Report prepared by EBI Consulting, Project No. 11116625 and dated November 29, 2011 (the “Environmental Report”), Maker is not aware of any facts or circumstances which may give rise to any litigation, proceedings, investigations, citations or notices of violations resulting from the use, presence, generation, manufacture, storage, discovery or disposition of, on, under or about the Mortgaged Property or the transport to or from the Mortgaged Property of any Hazardous Materials, defined below. Maker hereby represents and warrants that to Maker’s actual knowledge, the Mortgaged Property is not in violation of and Maker covenants and agrees not to use or permit the use of the Mortgaged Property for any purpose which would be in violation of, any federal, state or local health or environmental statute, regulation, ordinance or publication which is presently in effect or that may be promulgated in the future, as such statutes, regulations, ordinances and publications may be amended from time to time relating to Hazardous Materials, including, without limitation, with respect to industrial hygiene or to health or environmental conditions on, under, or about the Mortgaged Property (including, but not limited to, soil and ground water conditions) or with respect to the owner’s or occupant’s thereof. The foregoing representations and warranties shall survive foreclosure under this Agreement and shall constitute continuing representations and warranties to Noteholder, its successors and assigns, as to conditions existing prior to foreclosure or in deed in lieu of foreclosure only. The term “Hazardous Materials”, as used in this Agreement, shall include but not be limited to:

(i)	petroleum, petroleum based products and oil;

(ii)	asbestos of any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls (sometimes known as a “pcb”);

(iii)	tanks, whether empty, filled or partially filled with any substance, material, chemical or other waste;

(iv)	any substance, material, chemical or other waste including, without limitation any explosive, flammable substances, explosives or radioactive materials, hazardous or toxic waste, hazardous or toxic materials, hazardous, toxic or radioactive substances, contaminants or pollutants and any of the preceding which are defined as or included in the definition of “Hazardous Substance,” “Hazardous Waste,” “Hazardous Material” or “Toxic Substance” or other similar or related terms under any applicable local, state or federal statute, regulation, ordinance or publication including but not limited to (collectively referred to as the “Environmental Laws”):

(1)	Resource Conservation and Recovery Act of 1976 (commonly referred to as the Solid Waste Disposal Act), 42 U.S.C. 6901 et seq.

(2)	Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 9601 et seq.

(3)	Clean Air Act, 42 U.S.C. Sections 7401 et seq.

(4)	The Water Pollution and Prevention and Control Act (commonly referred to as the Clean Water Act) 33 U.S.C. Sections 1251-et seq.

(5)	Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq.

(6)	Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 et seq.

(7)	Toxic Substances Control Act, 15 U.S.C. 2601 et seq.

(8)	Safe Drinking Water Act, 42 U.S.C. 300(f) et seq.

(9)	Any applicable statute, rule, regulation or order now in effect or enacted in the future in the State of Illinois.

as such statutes, regulations, ordinances and publications may be amended from time to time;

(v)	any other material, substance, chemical or other waste, exposure to which is prohibited, limited or regulated from time to time by any federal, state or local statute, regulation, ordinance or publication or may pose a hazard to the health and/or safety of the occupants of the Mortgaged Property or any other adjacent or nearby property.

The present use and occupancy of the Mortgaged Premises do not violate in any material respect or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind, including, without limitation, Environmental Laws, zoning, building, land use, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not and if a third-party is required under any covenants, conditions and restrictions of record or any other agreement to consent to the use and/or operation of the Mortgaged Premises, Maker has obtained such approval from such party;

To Maker’s knowledge and except as may have been disclosed in the Environmental Report, the Mortgaged Premises has never been used, and the Mortgaged Premises will not be used, for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any Hazardous Materials in violation of any Environmental Laws. No Hazardous Materials exist now, and no Hazardous Materials will hereafter exist, on or under the Mortgaged Premises or in any surface waters or groundwaters on or under the Project in violation of any Environmental Laws. The Mortgaged Premises and its existing and prior uses have at all times complied with and will comply with all Environmental Laws, and Maker has not violated, and will not violate, any Environmental Laws;

There are no facilities on the Mortgaged Premises which are subject to reporting under any State laws or Section 312 of the Federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11022), and federal regulations promulgated thereunder. To Maker’s knowledge and except as may have been disclosed in the Environmental Report, the Mortgaged Premises does not contain any underground storage tanks;

NOTWITHSTANDING ANY NON-RECOURSE LANGUAGE OF THE NOTE OR THIS AGREEMENT, Maker hereby agrees to INDEMNIFY AND HOLD HARMLESS Noteholder, its directors, officers, employees, attorneys, contractors and agents, and any successors and assigns, (individually and collectively the “Indemnitees”), from and against any and all loss, damage, expense and liability (including reasonable attorneys’ fees and investigatory expenses) incurred arising out of the use, presence, discovery, generation, storage, transportation, release or disposal of Hazardous Materials on or about the Mortgaged Property by Maker, its present tenants or any future tenants, any prior owner, operator or tenant of the Mortgaged Property, or any third party, including, without limitation, (i) all foreseeable and all unforeseeable consequential damages, directly or indirectly arising out of the use, presence, discovery, generation, storage, transportation, release or disposal of Hazardous Materials by Maker, past, present or future tenants, owners or operators of the Mortgaged Property, or any third party, and (ii) the cost of any required or necessary cleanup, removal or remediation, claimed, threatened or asserted against any such Indemnitee; but such indemnity and hold harmless shall not apply with respect to any Hazardous Substances which first occurred on the Mortgaged Property after any foreclosure of this Agreement or conveyance in lieu thereof or to the extent that such loss, damage, expense or liability is caused by or attributable to such Indemnitee’s gross negligence or willful misconduct. Maker’s obligations pursuant to the foregoing indemnity and hold harmless shall survive any termination of the estate created by this Agreement whether as a result of the exercise by Noteholder of any default remedies available to it at law or in equity or otherwise. Maker acknowledges and agrees that as a condition precedent to making the loan to Maker evidenced by the Note secured by this Agreement, Noteholder has required that Maker provide to the Indemnitees the indemnity and hold harmless set forth herein and that Noteholder would not consummate the loan without this indemnity and hold harmless and that the indemnity and harmless contained herein is a material inducement for Noteholder’s agreement to make the loan. Further, Maker agrees that the foregoing indemnification is separate, independent of and in addition to its undertakings as Maker under the Note, as Maker under this Agreement, as Assignor under the Absolute Assignment of Leases and Rents and any and all other documents, agreements and undertakings executed by Maker in favor of Noteholder pursuant to the Note. Maker agrees that a separate action may be brought to enforce the provisions of this indemnification and hold harmless, which shall in no way be deemed to be an action on the Note or under this Agreement, whether or not Noteholder would be entitled to a deficiency judgment following a foreclosure sale of the Mortgaged Property. Maker acknowledges that for convenience of drafting some of the terminology in that certain document entitled Certificate and Indemnity Regarding Hazardous Substances executed by Maker of even date herewith in connection with the loan and in the indemnity and hold harmless contained in this paragraph differs, that the indemnity and hold harmless contained in this paragraph is in addition to and not in derogation of such Certificate and Indemnity Regarding Hazardous Substances and that the differing language does not evidence an intent to limit the provisions of such Certificate and Indemnity Regarding Hazardous Substances. Maker acknowledges that there is a separate document entitled Certificate and Indemnity Regarding Hazardous Substances executed by Maker of even date herewith in connection with the loan and that for convenience of drafting some of the terminology in such document and in this paragraph do not match exactly, that this paragraph is in addition to and not in derogation of such Certificate and Indemnity Regarding Hazardous Substances and that the language in this paragraph shall does not evidence an intent to limit the provisions of such Certificate and Indemnity Regarding Hazardous Substances.

I.	Patriot Act:

(1) As of the date of this Mortgage, Maker is and, during the term of this Mortgage shall remain, in full compliance with all the applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, including but not limited to, conducting any activity or failing to conduct any activity, if such action or inaction constitutes a money laundering crime, including any money laundering crime prohibited under the Money Laundering Control Act, 18 U.S.C. 1956, 1957, or the Bank Secrecy Act, 31 U.S.C. 5311 et seq. and any amendments or successors thereto and any applicable regulations promulgated thereunder.

(2) Maker represents and warrants that: (i) neither it, nor to its actual knowledge, any of its Tier Two Owners (as defined below), or any officer, director or employee, is named as a “Specially Designated National and Blocked Person” as designated by the United States Department of the Treasury’s Office of Foreign Assets Control or as a person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; (ii) it is not owned or controlled, directly or indirectly, by the government of any country that is subject to a United States Embargo; (iii) it is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a “Specially Designated National and Blocked Person,” or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that it is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation; iv) no funds will be used to make any payments due hereunder or pursuant to the Note which were obtained directly or indirectly from a Specially Designated National and Blocked Person or otherwise derived from a country that is subject to a United States Embargo; and (v) no current or future tenant of any portion of the Mortgaged Property, nor any officer, director, member, manager, partner or Constituent Owner of such tenant, is or will become named a Specially Designated National and Blocked Person; provided that, in the event that a tenant of any portion of the Mortgaged Property is a publicly-traded company whose shares are listed on a national stock exchange, such representation and warranty shall not apply to shareholders of such tenant.

(3) Maker acknowledges that it understands and has been advised by legal counsel on the requirements of the applicable laws referred to above, including the Money Laundering Control Act, 18 U.S.C. 1956, 1957, the Bank Secrecy Act, 31 U.S.C. 5311 et seq., the applicable regulations promulgated thereunder, and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.

(4) Maker shall notify Noteholder immediately upon receipt of any information indicating a breach of this Section VI.E. or if Maker or any officer, director, member, manager, member, employee or Constituent Owner of Maker is custodially detained on charges relating to money laundering, whereupon Noteholder shall be entitled to take all actions necessary so that Noteholder is in compliance with all Anti-Money Laundering Regulations. Any and all loss, damage, liability, penalty, fine or expense (including reasonable attorney’s fees and investigatory expenses) incurred by Noteholder in connection therewith, including but not limited to attorney’s fees, shall be included in the Indebtedness secured hereunder and shall immediately be due and payable by Maker to Noteholder.

VI.	ADDITIONAL COVENANTS OF MAKER

As long as any of the Indebtedness remains unpaid, Maker covenants and agrees that:

A. Payment of Indebtedness. Maker will pay the Indebtedness promptly when due and payable.

B. Payment of Taxes and Other Assessments. Maker will pay all taxes, assessments and other governmental, municipal or other public dues, charges, fines, or impositions imposed or levied upon the Mortgaged Property or on the interest created by this Mortgage, or any tax or excise on rents or other tax, however described, assessed or levied by any state, federal or local taxing authority as a substitute, in whole or in part, for taxes assessed or imposed on the Mortgaged Property or on the interest created by this Mortgage, and at least ten (10) days before said taxes, assessments and other governmental charges are due will exhibit receipts therefor to Noteholder. If any tax or assessment is levied, assessed or imposed on Noteholder as a legal holder of the Note or any interest in the documents securing, evidencing or relating to the Note by any governmental authority, then unless all such taxes are paid by Maker as they become due and payable and in the opinion of Noteholder based on consultation with its counsel, such payment by Maker is lawful and does not place Noteholder in violation of any law, Noteholder may, at its option, declare the Indebtedness immediately due and payable, but in this event no prepayment premium shall be due or payable. Notwithstanding the foregoing, Maker shall have the right to challenge any such levy, assessment or imposition; provided, however, that (1) such a challenge shall be lawful; (2) such a challenge shall not place Noteholder in violation of any law; (3) Maker shall indemnify and hold Noteholder harmless from any and all loss, liability, cost or expense that may arise due to Maker’s challenge; and (iv) such contested item and all costs and penalties, if any, shall have been paid at least thirty (30) days before the date on which the Mortgaged Property, or any portion thereof, may be sold in order to satisfy any such contested items. Upon a final determination as to Maker’s challenge, Maker shall immediately pay any and all such taxes, assessments or other governmental charges deemed to be due and payable. If Maker fails to timely pay or cause such amounts to be paid prior to delinquency, Noteholder may, at its option declare the Indebtedness immediately due and payable.

C. Insurance. Maker shall keep the Mortgaged Property insured against loss or damage by fire, windstorm, extended coverage perils, flood (in the event any of the Mortgaged Premises is within a 100-year flood plain and flood insurance is available pursuant to the United States Flood Disaster Protection Act of 1973 or any similar or successor statute or successor governmental authority), vandalism, malicious mischief and such other hazards, casualties or other contingencies and in such amounts (but in no event less than the greater of the amount of the Indebtedness from time to time secured hereby or the full replacement value thereof) as from time to time may be required by Noteholder, and maintain rents or rental value insurance coverage, in an amount at least adequate to cover twelve (12) months’ principal and interest installments on the Note and together with twelve (12) months’ property taxes and insurance premiums, with respect to the Mortgaged Property covering the risk of loss due to the occurrence of any of the foregoing hazards, in each case and in such amounts, in such manner and in such companies as the Noteholder may approve, and all such policies shall contain a waiver of subrogation and provide that any losses payable thereunder shall (pursuant to standard Noteholder clauses without contribution, including one providing that such insurance as to the interest of Noteholder shall not be invalidated by any act or omission or neglect of Maker, to be attached to each policy) be payable to Noteholder. Maker shall cause duplicate originals of any and all such insurance policies to be deposited with Noteholder. Maker will also carry public liability insurance, in such form, amounts and with such companies as Noteholder may from time to time reasonably require, with Noteholder included thereon as a named insured. Any or all of such policies may be provided under a blanket policy or policies provided such blanket policies allocate the amount of insurance required hereunder to the Mortgaged Property. Maker shall cause duplicate originals of any and all such insurance policies to be deposited with Noteholder, or certificates of the insurers under such policies evidencing same. At least ten (10) days prior to the date the premiums on each such policy or policies shall become due and payable, Maker shall furnish to Noteholder evidence of the payment of such premiums. Each of such policies shall contain an agreement by the insurer that the same shall not be canceled or modified without at least ten (10) days’ prior written notice to Noteholder. In the event of loss under any such policy, Maker shall give immediate written notice to the insurance carrier and to Noteholder. With respect to all insurance policies except public liability insurance, Noteholder is hereby authorized, but not required, on behalf of and at the expense of Maker, whether or not an Event of Default has then occurred, to make proof of loss, to collect for, adjust or compromise any losses under any insurance policy on the Mortgaged Property, to appear in and prosecute any action arising from any of such insurance policies, and to apply, at Noteholder’s option, the loss proceeds (less expenses of collection) on the Indebtedness, in any order and whether due or not, or to the restoration of the Mortgaged Property, or to be released to Maker, but any such application or release shall not cure or waive any default. In case of a sale pursuant to the foreclosure provision hereunder, or any conveyance of all or any part of the Mortgaged Property in extinguishment of the Indebtedness, complete title to all insurance policies on or related to the Mortgaged Property, and the unearned premiums of same shall pass to and vest in the purchaser or grantee of the Mortgaged Property.

D. Escrow for Taxes and Insurance. Maker shall pay, in addition to the installments payable under the Note, on the same day as such installments are due and payable, a sum equal to 1/12th of the estimated annual taxes, hazard and rental insurance premiums, and special assessments, if any, next due on the Mortgaged Property. If the amount so paid is not sufficient to pay such taxes, insurance premiums and assessments when due, then Maker will immediately deposit with Noteholder amounts sufficient to pay the same. Funds deposited by Maker pursuant to this provision shall be used to pay such taxes, insurance premiums and assessments when due, provided that Maker has furnished Noteholder with all tax statements, premium notices and other such notices at least thirty (30) days prior to the date that any such taxes, premiums and assessments may be due. If there is a default under the provisions of the Note or of this Mortgage, Noteholder may elect, at any time after default, to apply the funds accumulated under this provision against the Indebtedness in any manner or order. No interest shall accrue or be allowed on any payments under the provisions of this paragraph. Noteholder shall not be required to deposit or hold monies in an account special or separate from its general funds. Maker expressly releases Noteholder from any liability to Maker arising out of the maintenance by Noteholder of an escrow as provided herein or for payment of any sums out of such escrow. Maker further indemnifies Noteholder against claims arising out of payment of taxes or insurance premiums where Maker has failed to provide Noteholder with tax statements and premium notices as required hereby. The maintenance by Noteholder of an escrow for taxes and insurance shall not relieve Maker of its obligations under this Mortgage respecting taxes and insurance on the Mortgaged Property.

E. Waste, Demolition, Alteration or Replacement. Maker will cause the Mortgaged Property and every part thereof to be maintained, preserved and kept in safe and good repair, working order and condition, will not commit or permit waste thereon, will not remove, demolish or alter the design or structural character of any building now or hereafter erected on the Mortgaged Premises, without the prior written consent of Noteholder, and will comply with all laws and regulations of any governmental authority with reference to the Mortgaged Property and the manner and use of the same, and will from time to time make all necessary and proper repairs, renewals, additions and restorations thereto so that the value and efficient use thereof shall be fully preserved and maintained. Maker agrees not to remove any of the fixtures or personal property included in the Mortgaged Property without the prior written consent of Noteholder and unless immediately replaced with like property of at least equal value. Maker shall act as necessary to continue or cause the continuance of such income producing activity as is presently conducted upon or contemplated for the Mortgaged Property.

F. Inventory of Personal Property. Upon request of Noteholder, Maker shall deliver to Noteholder an inventory describing and showing the make, model, serial number and location of all fixtures and personal property owned by Maker and from time to time used in the management, maintenance and operation of the Mortgaged Property (other than inventory or property, if any, expressly excluded from the operation of this Agreement by separate written agreement) with a certification by Maker that said inventory is a true and complete schedule of such fixtures and personal property owned by Maker and used in the management, maintenance and operation of the Mortgaged Property and that such items specified in the inventory constitute all of the fixtures and personal property required in the management, maintenance and operation of the Mortgaged Property and that such items are owned by Maker free and clear of security interests, liens, conditional sales contracts or title retention arrangements. Maker hereby grants to Noteholder a security interest in all such items of fixtures and personal property owned by Maker under the terms and conditions of this Agreement.

G. Financial Statement. Maker will furnish to Noteholder within one hundred twenty (120) days after the first day of each and every January (the “Financial Statement Due Date”) until the Indebtedness secured hereby has been fully paid: (1) the annual audited financial statements of TNP Strategic Retail Trust, Inc. prepared and signed by an independent certified public accountant approved by and acceptable to Noteholder and (2) the annual financial statements covering the operation of the Mortgaged Property that shall contain the Maker’s certification that all such information is true and correct in all material respects. Both such statements shall prepared in accordance with generally accepted accounting principles. The financial statement covering the operation of the Mortgaged Property shall also contain the Maker’s certification that, during the period of time covered by the particular statement, to Maker’s knowledge, (i) to its knowledge, no activity has been conducted upon the Mortgaged Property in violation of any state, federal or local law, ordinance or regulation pertaining to Hazardous Materials, industrial hygiene or environmental conditions, and (ii) the Mortgaged Property complies with all legal requirements regarding access and facilities for handicapped or disabled persons, including, without limitation, the Americans With Disabilities Act.

If Maker does not deliver the financial statements as and when required by this paragraph, there shall be added to the Indebtedness and Maker agrees to pay upon demand Two Hundred Dollars ($200.00) for each calendar month or part thereof following the Financial Statement Due Date until the required financial statements are delivered to Noteholder.

H. Restrictions upon Sale, Transfer or Mortgaging the Mortgaged Property or the Interest in Maker. Maker acknowledges that Noteholder is relying on the credit worthiness and skill of Maker in advancing sums secured hereby. Except for a natural person’s transfer by will or applicable state intestacy laws (collectively, together with any other matters specifically defined below, “Permitted Transfers”): (i) if the Maker should sell, trade, convey, transfer, mortgage, assign, exchange, pledge or encumber (including, without limiting these provisions or any similar references in this Mortgage, the granting of a security interest in) all or any part of the Mortgaged Property, or any interest of Maker therein, absolutely or as security for a debt or other obligation, whether done in a direct or indirect method or enter into any contractual arrangements to do so, or (ii) if a shareholder, partner, member, trustee or beneficiary of Maker (sometimes, a “Tier Two Owner”) or if any shareholder, partner, member, trustee or beneficiary of any Tier Two Owner (sometimes, a “Tier Three Owner”) (all and any “Tier Two Owners” and “Tier Three Owners” are individually and collectively a “Constituent Owner”) should sell, trade, convey, transfer, mortgage, assign, exchange, pledge or encumber (including, without limiting these provisions or any similar references in this Mortgage, the granting of a security interest in) all or any part of its interest in Maker or if such shareholder, partner, member, trustee or beneficiary in or of Maker shall otherwise be diluted, or (iii) if Maker shall in any way, voluntarily or involuntarily be divested of title or of any interest in the Mortgaged Property, then the Noteholder, at its option, may elect to accelerate the maturity of the Note and declare the entire amount of the Indebtedness immediately due and payable whereupon Maker shall have thirty (30) days to pay the full sum of the Indebtedness including, without limitation, principal and interest, whether or not any such sale, trade, conveyance, transfer, mortgage, assignment, exchange, pledge, or encumbrance might diminish the value of the security for the Indebtedness or increase the likelihood of an Event of Default or increase the likelihood of the Noteholder having to resort to any other security for the Indebtedness after default or add or remove liability of any party for payment or performance of the Indebtedness. Maker further agrees that the foregoing restriction shall be effective and remain in full force and effect throughout the term of this Mortgage and shall be applicable to Maker, each shareholder, partner, member, trustee and beneficiary and each Constituent Owner and their respective heirs, executors, administrators, successors and assigns. The consent by the Noteholder to any one such sale, trade, conveyance, transfer, mortgage, assignment, exchange, pledge, or encumbrance (one or more of the preceding a “Transaction”) shall not waive or forfeit the right of Noteholder to elect to accelerate the Indebtedness to maturity as to any other Transaction. Maker further covenants and agrees to give written notice to Noteholder in the event there occurs any Transaction which would violate the terms and conditions of this provision. The term “Transaction” shall include any voluntary or involuntary act or omission of Maker. Nothing herein contained shall prevent Noteholder from accelerating the Note at any time in the event Maker enters into such a transaction and does not notify Noteholder of same.

Notwithstanding the foregoing provisions of this Subsection H, transfers of interests in Constituent Owners in the ordinary course of the sales, conveyances and transfers in the ordinary course of real estate investment trust operations shall be “Permitted Transfers” so long as TNP Strategic Retail Trust, Inc., a Maryland corporation, is and at all times will remain the general partner of TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership (the “OP”), and that the OP is and at all times will remain the sole member of the Maker.

In addition, notwithstanding the foregoing provisions of this Subsection H, Maker has encumbered the Mortgaged Property with a sole additional mortgage to Torchlight Debt Opportunity Fund III, LLC, a Delaware limited liability company, as successor to TL DOF III Holding Corporation, a Delaware corporation, or its successor (“Junior Lender”) to secure secondary indebtedness (the “Junior Loan”) in form and content satisfactory to Noteholder in Noteholder’s reasonable discretion, under the following conditions:

(A) The principal amount of Junior Loan shall not exceed $5,300,000, in favor of Junior Lender, and the maturity date shall not be earlier than ninety (90) days prior to the maturity date provided in the Note.

(B) Noteholder may reinstate its rights to require escrow deposits of real estate taxes and assessments and insurance premiums if such deposits are required under the Junior Loan.

(C) The Junior Lender shall expressly acknowledge the priority of the debt, liens, security interests, terms, covenants and conditions of the Note, this Mortgage and other Loan Documents (“Senior Loan”) over the debt, liens, security interests, terms, covenants and conditions of the Junior Loan, in a subordination and intercreditor agreement between Noteholder and the Junior Lender satisfactory in form and substance satisfactory to Noteholder (“Subordination and Intercreditor Agreement”).

(D) Maker shall not permit any additional encumbrances on the Property other than the Junior Loan permitted under this paragraph.

No Transaction pursuant to the foregoing provisions of this Subsection H, defined as a Permitted Transfer or described in Section 8.l(5) below, shall in any way release Maker or any other party liable on any of the Indebtedness or liable under any document securing, evidencing or relating to the Indebtedness from any such liability unless expressly provided in this Agreement.

I. Delivery of Substitute Note. Maker will upon the request of Noteholder, if the Note is mutilated, destroyed, lost or stolen, deliver to Noteholder, in substitution therefor, a new promissory note containing the same terms and conditions as the Note with a notation thereon of the unpaid principal and accrued but unpaid interest. Maker shall be furnished with satisfactory evidence of the mutilation, destruction, loss or theft of the Note, and also such security or indemnity as may be reasonably requested by Maker; provided, however, that if the original noteholder named herein is the then noteholder under this Agreement, an unqualified indemnity from the original noteholder named herein shall be deemed to be satisfactory security or indemnification.

J. Compliance with Covenants, Conditions, Restrictions and Recorded Documents. Maker shall, and shall cause the Mortgaged Property, to fully and timely comply with all restrictions covenants, conditions and agreements benefiting, burdening or imposed on the Mortgaged Property or any portion thereof or the owner of all or such portion of the Mortgaged Property.

K. Patriot Act Compliance. Without limiting the generality of Article V (I) above, the Maker shall conduct its business in accordance with the Patriot Act (as hereinafter defined) and all applicable requirements of government authorities having jurisdiction over Maker and its properties and assets, including those relating to money laundering and terrorism. “Patriot Act” means the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2002, as the same may be amended from time to time, and corresponding provisions of future laws.

L. ERISA. As of the date hereof and throughout the term of this Mortgage, (i) Maker is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA: (ii) the assets of Maker do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA: (iii) Maker is not and will not be a “governmental plan” within the meaning of Section 3(3) of ERISA; (iv) transactions by or with Maker are not and will not be subject to state statutes applicable to Maker regulating investments of fiduciaries with respect to governmental plans; and (v) Maker shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Noteholder of any of its rights under this Mortgage, the Note, or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Maker further agrees to deliver to Noteholder such certifications or other evidence of compliance with the provisions of this section as Noteholder may from time to time request.

M. Segregated Parcel. The Mortgaged Property shall be taxed separately without regard to any other real estate and the real property described on Exhibit “A” shall constitute a legally subdivided lot under all applicable statutes, regulations, ordinances or publications and for all purposes may be mortgaged, conveyed and otherwise dealt with as an independent parcel.

N. Compliance with Master Lease and Master Lease Guaranty. Without limiting the generality of Article IV, Maker shall fully and timely comply with the provisions of the Master Lease and the Master Lease Guaranty, so as to keep them in full force and effect and free from default.

O. Single Purpose Entity.

(1) Generally. Until the Indebtedness is paid in full, Maker must remain an SPE (as defined herein).

(2) For purposes of this Agreement, “SPE” shall mean, a Delaware or Maryland corporation, limited partnership or limited liability company which, at all times since its formation and thereafter:

(a) shall not engage in any business or activity, other than the ownership, operation and maintenance of the Mortgaged Property and activities incidental thereto;

(b) shall not acquire or own any assets other than fee or leasehold interests, as applicable, in any of the Mortgaged Property as may be necessary for the operation of the Mortgaged Property and shall conduct and operate its business as presently conducted and operated;

(c) shall preserve its existence and remain in good standing under the laws of jurisdiction in which it is organized;

(d) shall not merge or consolidate with any other natural person or entity (either being a “Person”);

(e) except as a result of Permitted Transfers, shall not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; or except for Permitted Transfers, transfer or permit the direct or indirect transfer of any partnership, membership or other equity interests, as applicable; or issue additional partnership, membership or other equity interests, as applicable; or seek to accomplish any of the foregoing;

(f) shall not: (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; or (iii) make an assignment for the benefit of creditors or take any action in furtherance of the foregoing;

(g) shall not amend or restate its organizational or governing documents if such change would modify the requirements set forth in this Article VI(O);

(h) shall do all things necessary to observe organizational formalities and will not take any actions in violation of or inconsistent with the terms and provisions of the Trust Agreement or other applicable organizational documents;

(i) shall not own any subsidiary or make any investment in, any other Person;

(j) shall not commingle its assets with the assets of any other Person and shall hold all of its assets in its own name;

(k) shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than the Indebtedness and customary unsecured trade payables incurred in the ordinary course of owning and operating the Mortgaged Property;

(l) shall maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person;

(m) shall only enter into any contract or agreement with any general partner, member, shareholder, principal or affiliate of Grantor or any guarantor, or any general partner, member, principal or affiliate thereof, upon terms and conditions that are intrinsically fair, are in writing and substantially similar to those that would be available on an arm’s-length basis with third parties;

(n) shall not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(o) shall not assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of another Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(p) shall not make any loans or advances to any other Person and shall not acquire obligations or securities of its affiliates;

(q) shall file its own tax returns separate from those of any other Person, except to the extent that Maker is treated as a “disregarded entity” or investment trust for tax purposes and is not required to file tax returns under applicable law, and pay any taxes required to be paid under applicable law;

(r) shall hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, shall correct any known misunderstanding regarding its separate identity and shall not identify itself or any of its affiliates as a division or part of the other;

(s) shall allocate fairly and reasonably shared expenses (including, without limitation, shared office space) and use separate stationery, invoices and checks;

(t) shall pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds;

(u) shall not acquire obligations or securities of its partners, members or shareholders, as applicable; and

(v) shall maintain a sufficient number of employees (if any) in light of its contemplated business operations.

P. Ownership Requirements. Maker covenants and agrees that at all times TNP Strategic Retail Trust, Inc., a Maryland corporation, is and at all times will remain the general partner of TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership and that the TNP Strategic Retail Operating Partnership, L.P. is and at all times will remain the sole member of the Maker.

Q. T/I and Leasing Commission Escrow for Currently Vacant Premises. (i) Maker shall establish and maintain in an escrow with Noteholder in an amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) annually from Net Operating Cash Flow (hereinafter defined) of the Mortgaged Property, payable in monthly installments of Twelve Thousand Five Hundred and No/100 Dollars ($12,5000.00), (the “T/I and Leasing Commission Escrow”), for payment of tenant improvements and leasing commissions for the approximately

51,404 square feet of the Mortgaged Property that is currently vacant (the “Currently Vacant Premises”). Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Maker shall pay to Noteholder, concurrently with and in addition to the installments payable due under the Note and until the Note and all other Indebtedness is fully paid and performed, an amount to be deposited in the FF&E Escrow equal to Twelve Thousand Five Hundred and No/100 Dollars ($12,5000.00) to the extent of Net Operating Cash Flow for the month immediately preceding such monthly payment date. Such payments are cumulative and any amounts unavailable from Net Operating Cash Flow in a given month shall be paid in the first subsequent month to the extent that such cash flow exists in excess of the Twelve Thousand Five Hundred and No/100 Dollars ($12,5000.00) due in such month. All such payments by Maker shall be made monthly with, and shall be due on the same date as, the monthly installments of principal and interest on the Note at all times. The T/I and Leasing Commission Escrow shall be held by Noteholder without interest in an unsegregated account and shall also be additional security for the Indebtedness. Provided no Event of Default under this Agreement, the Note or any other Loan Document has occurred and no act, omission or other occurrence has occurred which would constitute such an Event of Default but for the passage of time, the giving of notice, or both, Noteholder shall, to the extent funds are available for such purpose in the T/I and Leasing Commission Escrow, disburse to Maker the amount paid, incurred or to be paid by Maker in for tenant improvements and leasing commissions to unaffiliated third parties for the Currently Vacant Premises as provided in this Section Q Noteholder shall not be required to make advances from the T/I and Leasing Commission Escrow more frequently than once in any thirty (30) day period. The T/I and Leasing Commission Escrow shall constitute “Collateral” as defined in this Agreement. Maker agrees to pay Noteholder’s reasonable attorneys fees and expenses incurred in connection with the T/I and Leasing Commission Escrow.

(ii) Provided the conditions of this Section Q have been satisfied with respect to each disbursement from the T/I and Leasing Commission Escrow, as tenant finish work is 100% completed for each tenant premises as required below for the applicable tenants under leases approved by Noteholder or otherwise permitted in accordance with this Agreement. Such completion of tenant improvement work shall be to Noteholder’s reasonable satisfaction as evidenced by Noteholder’s receipt and approval, not to be unreasonably withheld conditioned or delayed of (a) a final, unconditional certificate of occupancy for such space, if applicable, or whatever form of approval is used by the local jurisdiction, if applicable; (b) a complete legible copy of subject lease; (c) such documentation regarding the cost of the tenant finish work and leasing commissions as Noteholder shall reasonably require; (d) Noteholder’s written approval, not to be unreasonably withheld or delayed, that the leasing commission is reasonable (which may be obtained in advance); and (e) the Maker’s certification to Noteholder that all such tenant finish work has been completed and the cost thereof, the cost of the leasing commissions and that the leasing commissions requested are reasonable and due and payable (or already have been paid). Maker may obtain advances upon not more frequently than monthly and only with respect to premises for which the tenant finish improvement work is 100% completed for such respective tenant premises as required above and provided that Maker has paid Noteholder’s reasonable attorneys fees and expenses, if any, incurred in connection with the T/I and Leasing Commission Escrow (which payments may be made at the time of such disbursement).

(iii) Notwithstanding the foregoing provisions of this Section Q, (a) Noteholder shall not be required to disburse T/I and Leasing Commission Escrow at any time an Event of Default exists and (b) at any time an Event of Default has occurred and remains uncured Noteholder in its sole and absolute discretion, in addition to any of its other rights and remedies, may apply any such T/I and Leasing Commission Escrow that has not then been disbursed against the principal balance of the Note in any order that Noteholder may elect in its sole and absolute discretion.

(iv) The term “Net Operating Cash Flow” shall mean Gross Revenues less the payments due under the Note and the Junior Note and less Operating Expenses.

(v) “Gross Revenues” shall mean all revenue received by or on behalf of Maker derived directly or indirectly from the Mortgaged Property, and all parts thereof, computed, except as expressly set forth below, in accordance with the cash method of accounting, including, but not limited to (A) all revenue; (B) all rents or fees or reimbursements payable under any lease, concession, license, franchise or otherwise, including, without limitation, the payment of any judgment received by Maker on account of unpaid rent in the event of a default under any such lease, concession, license or franchise; (C) payments received under any rental insurance or business interruption insurance policies, as and when received by Maker or otherwise applied to the debt; (D) payments received from casualty, title or other insurance policies covering the Mortgaged Property to the extent the proceeds will not be entirely spent to repair the damage and restore the Mortgaged Property or otherwise applied to the debt; (E) receipts from any condemnation of the Mortgaged Property, or any portion thereof to the extent the proceeds will not be entirely spent to restore the Mortgaged Property, and (F) interest earned on accounts and reserves.

(vi) “Operating Expenses” shall mean the following costs and expenses incurred in operating the Mortgaged Property computed in accordance with the cash method of accounting, except as excluded in the last sentence of this paragraph : (1) the cost of heat, light and power and routine repairs, maintenance and minor alterations treated as Operating Expenses herein and all other expenses not otherwise specifically referred to herein which are generally treated as operating expense items of shopping centers; (3)[deleted]; (4) costs and expenses of technical consultants and operational experts for specialized services in connection with non-routine work exclusively for the Mortgaged Property; (5) premiums for insurance policies required to be maintained under the Mortgage Loan Documents; (6) all real and personal property taxes, assessments and other governmental charges in lieu thereof relating to the Mortgaged Property; (7) lease or rental payments on furniture, fixtures and equipment and other personal property leases relating to the Mortgaged Property, (9) management fees between Maker, as owner, and any property manager (“Manager”), but not to exceed three percent (3%) of the monthly Gross Revenues, (10) any and all actual expenses incurred in the operation, maintenance, refurbishment, repair, replacement, improvement of the Mortgaged Property, except as specifically excluded herein, and (11) reasonable reserves for expenses, as approved by Noteholder, such approval not to be unreasonably withheld, which are not paid on a monthly basis. Operating Expenses shall specifically not include (i) the payments of principal and interest due under the Note and the Junior Note, (ii) amortization or depreciation of any assets of Maker or any costs of tenant finish or tenant improvements or any leasing commissions, except to the extent such costs exceeds amounts disbursed from escrow for same, or (iii) overhead and general office and administrative expenses of the Manager or Maker, including without limitation, salaries, compensation and other amounts payable by the Maker or Manager to its officers and personnel.

R. Obligation to Comply with Development Agreement. As a material inducement to Noteholder to enter into the loan secured by this Mortgage, Maker agrees to maintain and comply the Development Agreement. Maker agrees to fulfill or perform each and every covenant of the Development Agreement so as to keep it at all times in full force and effect, and not to enter into any new development agreement nor make any modification, consent to any modification of, or cancel, terminate or consent to the surrender of the Development Agreement without the prior written consent of Noteholder. The failure to fulfill or perform any such obligation or the making of or consent to any such modification or cancellation, termination or surrender shall be an Event of Default. Nothing contained in this Mortgage or in any other document securing, evidencing or relating to the Indebtedness shall preclude Noteholder from taking any action to cure or remedy any default of the Maker under the Development Agreement, or any act, omission or occurrence which but for the passage of time, the giving of notice, or both, would be a default under the Development Agreement and any amounts expended by Noteholder in connection with such cure or remediation including, without limitation, reasonable attorneys fees and expenses, shall be an advance under and secured by this Mortgage and shall be included in the Indebtedness and shall be paid by Maker to Noteholder on demand. The preceding sentence shall not be construed to obligate Noteholder to cure any such actual or potential defaults in Maker’s obligations under the Development Agreement. Maker agrees to provide Noteholder with written notice of all written notices of default and all written notices of termination under the Development Agreement within five (5) business days after receipt by Maker. Maker further agrees to obtain a and provide to Noteholder within ninety (90) days after the date hereof, the Town of Normal, Illinois’s written consent to the assignment of the Development Agreement to Noteholder as provided in this Agreement and any other applicable Loan Document in a form and substance reasonably satisfactory to Noteholder and to pay all reasonable attorneys fees and expenses of Noteholder incurred in connection therewith.

VII.	RELEASE OF MORTGAGE

If Maker shall well and truly pay, or cause to be paid, all of the Indebtedness and does keep and perform each and every material covenant, duty, condition, and stipulation herein imposed on Maker, in the Note contained, or in any other document securing, evidencing or relating to the Indebtedness that could reasonably be expected to have a material adverse affect on Noteholder, then this Agreement and the grants and conveyances contained herein shall become null and void, and the Mortgaged Property shall revert to Maker and the entire estate, right, title and interest of the Noteholder will thereupon cease; and the Noteholder in such case shall deliver to Maker a release of mortgage and any other proper documents acknowledging satisfaction of this document; otherwise, this Agreement shall remain in full force and effect.

VIII.	EVENTS OF DEFAULT

8.1 Acts Constituting Default. Maker will be in default under this Agreement upon the happening of any of the following events or conditions, or the happening of any other Event of Default as defined elsewhere in this Agreement (herein individually and collectively referred to as an “Event of Default”):

(1) Maker fails to make when due any payment of principal or interest or installment of principal and interest under the Indebtedness.

(2) Maker fails to keep or perform any of the covenants, conditions or stipulations contained in this Agreement, the Note or in any other documents securing, evidencing or relating to the Indebtedness other than any event or condition specified in this Article VIII in Sections 8.1(1), 8.1(3), 8.1(4), 8.1(5), 8.1(6) or 8.1(7) and such failure continues after the thirtieth (30) day following written notice of such Event of Default to Maker; provided, however, in the event such failure cannot be cured within said thirty (30) day period, and Maker otherwise diligently commences to cure within said thirty (30) days and thereafter diligently pursues such cure, then Maker shall have a period not to exceed sixty (60) days after the date of the original notice to cure the same, and an Event of Default shall not be deemed to exist during said sixty (60) day period, unless the continued operation or safety of the Mortgaged Property, or the priority, validity or enforceability of the lien created by this Mortgage, any of the other document evidencing, securing or relating to the Note (individually and collectively, together with the Note and this Mortgage, the “Loan Documents”) Loan Documents or the value or the Collateral is impaired, threatened or jeopardized in any material respect as reasonably determined by Noteholder. This provision shall not be construed to provide Maker with any grace period in complying with any obligations imposed on Maker by the terms of the Loan Documents.

(3) Any warranty or representation made in this Agreement by Maker is determined by Noteholder to be untrue in any material respect.

(4) If Maker (i) admits in writing its inability to pay its debts generally as they become due, (ii) files a petition or answer in bankruptcy as a Debtor or seeking reorganization or an arrangement or otherwise to take advantage of any State or Federal bankruptcy or insolvency law, (iii) makes an assignment for the benefit of creditors, (iv) files a petition for or consents to the appointment of a receiver for its assets or any part thereof, or (v) without its consent has a petition filed in any bankruptcy or insolvency proceeding or an order, decree or judgment entered by a court of competent jurisdiction appointing a receiver of the Mortgaged Property or approving a petition filed against it seeking reorganization or an arrangement of it or its assets or debts under any bankruptcy or insolvency law and such petition, order, decree or judgment is not dismissed, vacated, set aside or stayed within ninety (90) days from the date of entry.

(5) The organizational authority and right of Maker to do business in the State of Delaware is terminated, withdrawn, cancelled or modified, and such default is not cured within 60 days after Noteholder has given Maker written notice of such default.

(6) Maker’s existence as a legal entity for any reason, by operation of law or otherwise, is modified in any way adverse to Noteholder and such default is not cured within 30 days after Noteholder has given Maker written notice of such default or terminates and is not reinstated within sixty (60) days thereafter.

(7) Key Bank National Association as agent for one or more lenders or for itself, or successors or assigns, or (b) any other lender that has a lien or security interest on any one or more of the Noteholder Related Parties, acquires one or more of the Noteholder Related Parties, or any interest therein, (including, without limitation, membership interests, partnership interests, shares or other ownership interests). “Noteholder Related Parties” mean: Maker, Thompson National Properties, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, L.P. or any other Constituent Owner,

IX.	RIGHTS OF NOTEHOLDER UPON DEFAULT

9.1 Acceleration of Indebtedness. Upon occurrence of an Event of Default or at any time thereafter, Noteholder may at its option and without demand or notice to Maker, accelerate the maturity of the Note and declare the Indebtedness secured hereby immediately due and payable. Unless otherwise provided herein, Maker hereby waives presentment for payment, protest and demand, notice of protest, demand, dishonor and default, notice of intent to declare the Indebtedness immediately due and payable and notice of the declaration that the Indebtedness is immediately due and payable, and any and all rights Maker may have to a hearing before any judicial authority prior to the exercise by Noteholder of any of its rights under this Agreement or any other agreements securing or executed in connection with the Indebtedness, all to the extent authorized by law.

9.2 Operation of Property by Noteholder. Upon the occurrence of an Event of Default, or at any time thereafter, in addition to all other rights herein conferred on the Noteholder, the Noteholder (or any person, firm or corporation designated by the Noteholder) may, but will not be obligated to, enter upon and take possession of any or all of the Mortgaged Property, exclude Maker therefrom, and hold, use, administer, manage and operate the same to the extent that Maker could do so. If the Mortgaged Property includes any type of business enterprise, the Noteholder may operate and manage such business without any liability of Noteholder to Maker resulting therefrom (excepting failure to use ordinary care in the operation and management of the Mortgaged Property); and the Noteholder or Noteholder’s designee may collect, receive and receipt for all proceeds accruing from such operation and management, and, at Maker’s expense, make repairs and purchase needed additional property, and exercise every power, right and privilege of Maker with respect to the Mortgaged Property. When and if the expenses of such operation and management have been paid and the Indebtedness has been paid, the Mortgaged Property shall be returned to Maker (providing there has been no foreclosure sale or conveyance in lieu thereof). This provision is a right created by this Agreement and cumulative of, and is not in any way to affect, the right of the Noteholder to the appointment of a receiver given the Noteholder by law.

9.3 Judicial Proceedings. Upon the occurrence of an Event of Default, or at any time thereafter, or upon the breach of any covenant, term or condition herein contained, Noteholder may proceed by suit for a foreclosure of its lien on the Mortgaged Property, or to sue Maker for damages on, arising out of said default or breach, or for specific performance of any provision contained herein, or to enforce any other appropriate legal or equitable right.

9.4 Foreclosure; Expense of Litigation.

When all or any part of the Indebtedness shall become due, whether by acceleration or otherwise, Noteholder shall have the right to foreclose the lien hereof for such Indebtedness or part thereof and/or exercise any right, power or remedy provided in this Mortgage or any of the other Loan Documents in accordance with the Illinois Mortgage Foreclosure Act (Chapter 735, Sections 5/15-1101 et seq., Illinois Compiled Statutes) (as may be amended from time to time, the “Act”). In the event of a foreclosure sale, Noteholder is hereby authorized, without the consent of Maker, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as Noteholder may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.

In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Noteholder for reasonable attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as Noteholder may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Property. All expenditures and expenses of the nature mentioned in this paragraph and such other expenses and fees as may be incurred in the enforcement of Maker’s obligations hereunder, the protection of said Mortgaged Property and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by Noteholder in any litigation or proceeding affecting this Mortgage, the Note, or the Mortgaged Property, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by Maker, with interest thereon until paid at the Default Rate and shall be secured by this Mortgage.

9.5 Application of Proceeds of Foreclosure Sale. The proceeds of any foreclosure sale of the Mortgaged Property shall be distributed and applied in accordance with the Act and, unless otherwise specified therein, in such order as Noteholder may determine in its sole and absolute discretion.

9.6 Appointment of Receiver. Upon or at any time after the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed shall, upon petition by Noteholder, appoint a receiver for the Mortgaged Property in accordance with the Act. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Maker at the time of application for such receiver and without regard to the value of the Mortgaged Property and Noteholder hereunder or any other holder of the Note may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of the Mortgaged Premises (i) during the pendency of such foreclosure suit, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when Maker, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits. Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Mortgaged Property during said period, including, to the extent permitted by law, the right to lease all or any portion of the Mortgaged Property for a term that extends beyond the time of such receiver’s possession without obtaining prior court approval of such lease. The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the Indebtedness, or by any decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.

9.7 Noteholder’s Right of Possession in Case of Default. At any time after an Event of Default has occurred, Maker shall, upon demand of Noteholder, surrender to Noteholder possession of the Mortgaged Property. Noteholder, in its discretion, may, with process of law, enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers and accounts relating thereto, and may exclude Maker and its employees, agents or servants therefrom, and Noteholder may then hold, operate, manage and control the Mortgaged Property, either personally or by its agents. Noteholder shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Mortgaged Property, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, Noteholder shall have full power to:

cancel or terminate any lease or sublease for any cause or on any ground which would entitle Maker to cancel the same;

elect to disaffirm any lease or sublease which is then subordinate to the lien hereof;

extend or modify any then existing leases and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Maker and all persons whose interests in the Mortgaged Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser;

make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Premises as Noteholder deems are necessary;

insure and reinsure the Mortgaged Property and all risks incidental to Noteholder’s possession, operation and management thereof; and

receive all of such avails, rents, issues and profits.

9.8 Application of Income Received by Noteholder. Noteholder, in the exercise of the rights and powers hereinabove conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Mortgaged Property to the payment of or on account of the following, in such order as Noteholder may determine:

to the payment of the operating expenses of the Mortgaged Property, including cost of management and leasing thereof (which shall include compensation to Noteholder and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

to the payment of taxes and special assessments now due or which may hereafter become due on the Premises; and

to the payment of any Indebtedness, including any deficiency which may result from any foreclosure sale.

9.9 Compliance with Illinois Mortgage Foreclosure Law.

If any provision in this Mortgage shall be inconsistent with any provision of the Act, provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Act.

If any provision of this Mortgage shall grant to Noteholder (including Noteholder acting as a Noteholder-in-possession) or a receiver appointed pursuant to the provisions of Paragraph 9.6 of this Mortgage any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in Noteholder or in such receiver under the Act in the absence of said provision, Noteholder and such receiver shall be vested with the powers, rights and remedies granted in the Act to the full extent permitted by law.

Without limiting the generality of the foregoing, all expenses incurred by Noteholder which are of the type referred to in Section 5/15-1510 or 5/15-1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in this Mortgage, shall be added to the Indebtedness and/or by the judgment of foreclosure.

9.10 Waiver of Rights. Maker hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner claim or take any advantage of, any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force providing for the valuation or appraisement of the Mortgaged Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof; and without limiting the foregoing:

Maker hereby expressly waives any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person, it being the intent hereof that any and all such rights of reinstatement and redemption of the Maker and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the provisions of Illinois Compiled Statutes 735 ILCS 5/15 - 1601 or other applicable law or replacement statutes;

Maker will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to the Noteholder but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and

If the Maker is a trustee, Maker represents that the provisions of this paragraph (including the waiver of reinstatement and redemption rights) were made at the express direction of Maker’s beneficiaries and the persons having the power of direction over Maker, and are made on behalf of the trust estate of Maker and all beneficiaries of Maker, as well as all other persons mentioned above.

X.	USE OF INSURANCE PROCEEDS

10.1 Holding of Proceeds. Notwithstanding the provisions of Article VI, Section C, any insurance proceeds paid to Noteholder will be first applied in payment of the expenses, if any, incurred by Noteholder in the collection of said insurance proceeds and the balance, if any, will be held and disbursed by Noteholder in accordance with the following provisions:

A. (1) Should there exist an Event of Default at the time of the casualty or should there occur at any time thereafter an Event of Default; (2) should either the Schnuck Markets Lease and/or the Starplex Lease terminate a lease as a result of said damage, or, whether or not a result of such damage, at any time prior to the commencement of reconstruction; (3) should any insurance proceeds be remaining after the completion of all restoration work; (4) should one year or less remain until the maturity of the Note; or (5) should Maker fail to comply with the requirements for disbursing the insurance proceeds, then in any of the said events, Noteholder may, at its option, apply the insurance proceeds on the Indebtedness, in any order and whether due or not, or to the restoration of the Mortgaged Property, or to be released to Maker, but any such application or release shall not cure or waive any default.

B. If the insurance proceeds have not been disbursed under the provisions of subparagraph A hereof, or if under subparagraph A Noteholder elects to permit the insurance proceeds to be used for restoration of the Mortgaged Property, the proceeds will be held and disbursed as follows:

(1) Should the insurance proceeds be less than $50,000.00, Maker shall immediately commence and complete the work of restoring the damaged property and Noteholder will disburse the portion of the insurance proceeds to pay actual costs to replace, repair and restore the damaged property to Maker upon (i) completion of the restoration work to a condition satisfactory to Noteholder, (ii) submission of a written report by Maker that all restoration work has been completed, and (iii) receipt by Noteholder of such evidence as Noteholder may require that all mechanics and materialmen performing work or supplying materials for the restoration work have been fully paid.

(2) Should the insurance proceeds equal or be in excess of $50,000.00, but less than $100,000.00, Maker shall cause plans and specifications (“Plans”) for the restoration of the damaged property to be submitted to Noteholder for approval. Upon receipt of Noteholder’s approval, Maker shall forthwith commence and complete the restoration of the damaged property in accordance with the approved Plans. Noteholder will disburse the portion of the insurance proceeds to pay the actual costs to repair and restore the damaged property to Maker upon (i) completion of the restoration work to a condition satisfactory to Noteholder, (ii) submission of a written report by Maker that all restoration work has been completed, and (iii) receipt by Noteholder of such evidence as Noteholder may require that all mechanics and materialmen performing work or supplying materials for the restoration work have been completely paid.

(3) If the insurance proceeds are equal or in excess of $100,000.00: (a) Plans for the restoration of the damaged property and a cost estimate will both be prepared by an architect employed by Maker and acceptable to Noteholder. The Plans and cost estimates will be submitted to Noteholder for approval. Upon receipt of Noteholder’s approval, Maker will promptly commence and diligently pursue the restoration work in accordance with the approved Plans. (b) If prior to the commencement of, or at any time during the restoration work, Noteholder shall determine that the total cost of the restoration work shall exceed the balance of the insurance proceeds held in its possession, Maker shall immediately pay, in cash, to Noteholder the amount of such excess costs. Until the amount of said excess costs is paid to Noteholder, Noteholder shall not be obligated to disburse any of the insurance proceeds held by it. The insurance proceeds and the amount of excess costs paid by Maker are hereinafter called “Construction Funds”. The amount of such excess costs paid by Maker shall be disbursed prior to the disbursement of any of the insurance proceeds held by Noteholder. (c) The Construction Funds will be made available to Maker as restoration repair work progresses pursuant to certificates of the architect approved by Noteholder, submitted not more than once every thirty (30) days. There shall be delivered to Noteholder such other evidences as Noteholder may reasonably request, from time to time, during the restoration work, as to the progress of the work, the compliance with the approved Plans, the total cost of restoration work to date of request, the total cost needed to complete the restoration work, lien waivers or evidence of no liens against the Mortgaged Property. If at any time during the course of the restoration work, Noteholder learns of facts concerning the restoration work which is materially adverse to Noteholder, or payment or nonpayment of mechanics and materialmen, or inaccuracy of any information furnished with respect to it, Noteholder may withhold the disbursement of funds until such time as it is prudent to continue to disburse the Construction Funds or may determine not to make any further disbursements of the Construction Funds and instead to apply all such funds remaining to the payment of the Indebtedness then outstanding, whether due or not at such time, without any prepayment premium, and in such order as determined by Noteholder.

C. Noteholder shall not be required to hold any funds received by it described in this Article X in any account special or separate from Noteholder’s general account. No such funds shall be required to be placed in any interest bearing account, and any interest earned thereon shall constitute additional insurance proceeds to be applied as provided in this Mortgage.

XI.	SPECIAL CONDITIONS

This document is expressly made subject to the following special conditions.

11.1 Jury Trial Waiver. MAKER RECOGNIZES THAT DISPUTES ARISING OUT OF THE LOAN TRANSACTION SECURED BY THIS MORTGAGE ARE LIKELY TO BE COMPLEX AND WISH TO STREAMLINE AND MINIMIZE THE COST OF THE DISPUTE RESOLUTION PROCESS BY AGREEING TO WAIVE ITS RIGHT TO JURY TRIAL. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY NOTEHOLDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS.

11.2 Successors and Assigns. This Mortgage and all provisions hereof shall be binding upon and enforceable against Maker and its assigns and other successors. This Mortgage and all provisions hereof shall inure to the benefit of Noteholder, its successors and assigns and any holder or holders, from time to time, of the Note.

11.3 Waiver and Election. The exercise of any right or remedy by Noteholder shall not be considered as a waiver of any right or remedy nor shall any acceptance by Noteholder of Maker’s partial payment or partial performance of obligations under the Note or hereunder, nor shall any failure or delay by Noteholder in exercising any of its rights or remedies as to any Event of Default which may occur, operate as a waiver by Noteholder of its rights or remedies with respect to the occurrence of any other or further Event of Default or to the recurrence of the same Event of Default. The filing of a suit to foreclose the Deed of Trust granted by this Agreement either on any matured portion of the Indebtedness or for the whole of the Indebtedness, shall never be considered an election so as to preclude foreclosure under power of sale after a dismissal of the suit; nor shall the filing of the necessary notices for foreclosure, as provided in this Agreement, preclude the exercise by Noteholder of any other right or remedy including, without limitation, the prosecution of a later suit thereon.

11.4 Landlord-Tenant Relationship. Any sale of the Mortgaged Property under this Agreement shall, without further notice, create the relationship of landlord and tenant at sufferance between the purchaser and Maker and any person or entity claiming an interest in the Mortgaged Property through Maker or otherwise occupying any of the Mortgaged Property, upon failure to surrender possession thereof, Maker and all such persons and entities may be removed by a writ of possession upon suit by the purchaser.

11.5 Usury. Notwithstanding any provision in this Agreement to the contrary, it is expressly provided that in no case or event should the aggregate amounts, which by applicable law are deemed to be interest with respect to this Agreement, the Note or any document securing, evidencing or relating to the Note ever exceed the “Maximum Nonusurious Rate”(as defined in the Note). In this connection, it is expressly stipulated and agreed that it is the intention of Noteholder and the Maker to contract in strict compliance with applicable usury laws of the State of Illinois and/or of the United States from time to time in effect. Nothing in this Agreement, the Note or any document securing, evidencing or relating to the Note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Nonusurious Rate. If under any circumstances the aggregate amounts contracted for, charged or paid with respect to the Note which by applicable law are deemed to be interest, would produce an interest rate greater than the Maximum Nonusurious Rate, the Maker and any other person obligated to pay the Note, stipulates that the amounts will be deemed to have been paid, charged or contracted for as a result of an error on the part of Maker, any other person obligated for the payment of the Note and the Noteholder and upon discovery of the error or upon notice thereof from the Maker or the party making such payment, the Noteholder or the party receiving such excess payment shall, at its option, refund the amount of such excess payment or credit the excess payment against any other amount due under the Note. In addition, all sums paid or agreed to be paid to the holder of the Note for the use, forbearance or detention of monies shall be, to the extent permitted by applicable law, amortized, prorated, allocated and spread through the term of the Note. At all times, if any, under the Illinois Interest Act (815 ILCS 205/ et seq.) (the “Interest Act”) shall establish the maximum nonusurious rate, the “Maximum Nonusurious Rate” shall be the highest permitted rate under the Interest Act from time to time in effect. If the Maximum Nonusurious Rate is increased or removed by statute or other governmental action subsequent to the date of the Note, then the new Maximum Nonusurious Rate, if any, will be applicable to the Note from the effective date of the new Maximum Nonusurious Rate, unless such application is precluded by the statute or governmental action or by the general law of the jurisdiction governing the Note.

11.6 Enforceability. If any provision hereof is presently or at any time becomes invalid or unenforceable, the other provisions hereof shall remain in full force and effect, and the remaining provisions hereof shall be construed in favor of the Noteholder to effectuate the provisions hereof.

11.7 Application of Payments. If the lien or liens created by this Agreement are invalid or unenforceable as to any part of the Indebtedness or if such lien or liens are invalid or unenforceable as to any part of the Mortgaged Property, if permitted by applicable law the unsecured or partially unsecured portion of the Indebtedness shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Indebtedness and all payments made on the Indebtedness, whether voluntary or under foreclosure or other enforcement action or procedures, shall be considered to have been first paid on and applied to the full payment of that portion of the Indebtedness which is not secured or not fully secured by the lien or liens created herein.

11.8 Meaning of Particular Terms. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders. The words “Maker” and “Noteholder” shall include their heirs, executors, administrators, successors and assigns, and the word “Trustee”, if any, shall include his or her successors and substitute trustees. For convenience of drafting the following groups of words, and derivations thereof, are used interchangeably and any reference to one or more shall include the others notwithstanding anything seemingly to the contrary: (a) the words “act”, “omission” and “occurrence”; and (b) “instrument” and “document”.

11.9 Advances by Noteholder. If Maker shall fail to comply with the provisions with respect to the securing of insurance, payment of taxes, assessments, and other charges, the keeping of the Mortgaged Property in repair, or any other term or covenant herein contained, Noteholder may, but shall not be obligated to, incur such expenses as deemed necessary by Noteholder, and make advances to perform such provisions, terms or covenants, and where necessary enter the Mortgaged Property for the purpose of performing any such term or covenant. Noteholder is further empowered, but not obligated, to make advances for any expenditure deemed advisable by Noteholder for the preservation of the Mortgaged Property or for the continuation of the operation thereof. Maker agrees to repay all sums so advanced or expended, and all expenses incurred by Noteholder in connection with the exercise of any of its rights under this Agreement, upon demand, with interest from the date such advances or expenditures are made, determined on the same basis as matured principal in the Note and all sums so advanced or expended, with interest, shall be secured hereby.

11.10 Release or Extension by Noteholder. Noteholder, without notice, may release any part of the Mortgaged Property or any person liable for the Indebtedness without in any way affecting the liens hereof on any part of the Mortgaged Property not expressly released and may agree in writing with any party with an interest in the Mortgaged Property to extend the time for payment of all or any part of the Indebtedness or to waive the prompt and full performance of any term, condition or covenant of any document securing, evidencing or relating to the Indebtedness.

11.11 Partial Payments. Acceptance by Noteholder of any payment of less than the amount due on the Indebtedness shall be deemed acceptance on account only and the failure to pay the entire amount then due shall be and continue to be a default; and at any time thereafter and until the entire amount due on the Indebtedness has been paid, Noteholder shall be entitled to exercise all rights conferred on it by the terms of this Agreement upon the occurrence of an Event of Default.

11.12 Titles not to be Considered. All section, subsection, paragraph or other titles contained in this Agreement are for reference purposes only and this Agreement shall be construed without reference to said titles.

11.13 Construction of Agreement. To this maximum extent permitted by law, this Agreement may be construed as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the lien hereof and the purposes and agreements herein set forth.

11.14 Additional Taxes and Indemnification. Maker agrees that if any state, federal or municipal government, or any of its subdivisions having jurisdiction, shall levy, assess or charge any tax, assessment or imposition upon this Agreement or the credit or indebtedness secured hereby or the Note or the interest of Noteholder in the Mortgaged Premises or upon Noteholder by reason of any of the foregoing (excepting therefrom any income tax on interest payments on the principal portion of the Indebtedness secured hereby) then, Maker shall pay all such taxes to or for Noteholder as they become due and payable, and provided further that in the event of passage of any law or regulation permitting, authorizing or requiring the tax, assessment or imposition to be levied, assessed or charged, which law or regulation prohibits Maker from paying the tax, assessment or imposition, to or for Noteholder, then all sums hereby secured shall become due and payable at the option of the Noteholder but such maturity date shall not be earlier than one hundred twenty (120) days after written notice to Maker. Maker agrees to exhibit to Noteholder at any time upon request, official receipts showing payment of all taxes, assessments and charges which Maker is required or elects to pay under this Section 11.13. Maker agrees that if the United States Government or any department or bureau thereof shall at any time require revenue stamps to be affixed to the Note or this Agreement, Maker will upon demand pay for stamps in the required amount and deliver them to Noteholder and Maker agrees to INDEMNIFY and HOLD HARMLESS Noteholder against loss, damage, liability or expense (including reasonable attorney’s fees and investigatory expenses)on account of such revenue stamps, whether such loss, damage, liability or expense arises before or after payment of the Note and any termination of the estate created by this Agreement whether as a result of the exercise by Noteholder of any default remedies available to it at law or in equity or otherwise, but such indemnity and hold harmless shall not apply to the extent that such loss, damage, expense or liability is caused by or attributable to Noteholder’s gross negligence or willful misconduct.

11.15 Indemnification. MAKER AGREES TO INDEMNIFY AND HOLD HARMLESS NOTEHOLDER FROM ALL LOSS, DAMAGE AND EXPENSE, INCLUDING REASONABLE ATTORNEYS’ FEES AND INVESTIGATORY EXPENSES, INCURRED IN CONNECTION WITH ANY SUIT OR PROCEEDING IN OR TO WHICH NOTEHOLDER MAY BE MADE A PARTY FOR THE PURPOSE OF PROTECTING THE LIEN OF THIS AGREEMENT, but such indemnity and hold harmless shall not apply to the extent that such loss, damage, expense or liability is caused by or attributable to Noteholder’s gross negligence or willful misconduct. Maker’s obligations pursuant to the foregoing indemnity and hold harmless shall survive any termination of the estate created by this Agreement whether as a result of the exercise by Noteholder of any default remedies available to it at law or in equity or otherwise.

11.16 Additional Documents. Maker agrees that upon request of Noteholder it will from time to time execute, acknowledge and deliver all such additional documents and further assurances of title and will do or cause to be done all such further acts and things as may be reasonably necessary fully to effectuate the intent of this Agreement. The Maker within ten (l0) days upon request in person or by mail will furnish a duly acknowledged written statement setting forth the amount of the debt secured by this Agreement, the date to which interest has been paid and stating either that no offsets or defenses exist against the debt secured hereby, or, if such offsets or defenses are alleged to exist, the nature thereof.

11.17 Disclosure. Maker agrees to disclose to Noteholder upon request, the then ownership of the beneficial interest in any trust which then holds legal title to the Mortgaged Property and shall cause the owner(s) of such beneficial interest to furnish sufficient evidence to Noteholder for it to determine the identity of all of the parties which compose such owner(s).

11.18 Subrogation. In the event the Note is given for money advanced in the payment of a sum owing upon another note or indebtedness, Maker hereby acknowledges that it has requested and does hereby request Noteholder to advance the money necessary to pay such note or indebtedness, whether or not a release or transfer of said other note or indebtedness has been or will be executed by the owner and holder thereof, and Maker hereby agrees that Noteholder and Noteholder’s assigns shall be, and are hereby, subrogated to any and all the rights, liens, remedies, equities, superior title and benefits held, owned, possessed or enjoyed at any time by any owner or holder of said other note or indebtedness, to secure payment to Noteholder of the Note hereby secured and, accordingly, any such other note and indebtedness, and all liens securing same are hereby extended to the maturity date of the Note hereby secured in order to additionally secure such Note. Nothing in this Section 11.17 shall alter any obligation of maker hereunder or under the Note.

11.19. Time. Time is of the essence of this Agreement.

11.20. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original document and which, taken together, constitute one and the same agreement.

11.21 Notices. All notices, demands, requests, and other communications desired or required to be given hereunder or in any other Loan Document (hereinafter individually referred to as a “Notice” and collectively referred to as the “Notices”) shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices. All Notices shall be deemed given and effective upon the earliest to occur of: (a) the hand delivery of such Notice to the address for Notices; (b) one (1) business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (c) the earlier of actual receipt or three (3) business days after depositing the Notice in the United States mail as set forth in clause (iii) above. All Notices shall be addressed to the addresses contained on the first paragraph of this Mortgage or to such other person or at such other place as any party hereto may by Notice designate as a place for service of Notice in place of such person or address upon at least thirty (30) days prior Notice to the other party.

11.22. Partial Release.

(a) So long as no Event of Default exists, the privilege is hereby reserved to Maker to obtain releases of each of the following vacant, unimproved lots defined below as Release Lots included within the Mortgaged Property (the Release Lots, together with the Retained Lots, defined below, are referred to as the “Lots”) for the Release Payments as provided below and upon the other terms and conditions provided in the Section 11.22 below. The following described below and on the Site Plan attached hereto as Exhibit “C” are the “Release Lots” :

Lot 4	39,727 SF
Lot 11	101,495 SF
Lot 13	64,033 SF
Lot 15	79,933 SF
Lot 17	38,594 SF
Lot 18	71,438 SF
Lot 19	78,408 SF
Lot 21	87,120 SF
Lot 22	110,207 SF
Lot 25	43,996 SF
Lot 26	43,560 SF
Lot 27	35,719 SF

All of the Mortgaged Property other than the Release Lots, and specifically including all of the Mortgaged Property that is improved and/or under lease, are collectively, the “Retained Lots”, and will not be released. The Retained Lots include, without limitation, the Mortgaged Property leased under the Schnuck Markets Lease, the Starplex Lease and all other leases of the Mortgaged Property and all Mortgaged Property that is improved.

(b) So long as no Event of Default exists and subject to the following conditions being satisfied at Maker’s sole cost and expense, Noteholder shall approve and execute from time to time, as requested by Maker, a recordable partial release of one or more of the Release Lots from the lien and operation of this Mortgage and any other Loan Document given in connection with the Loan (each Release Lot for which a release is requested pursuant to this section shall be considered the “Release Parcel”, and all other portions of the Mortgaged Property not previously released at that point in time shall be considered the “Remaining Parcel”):

(i) Prior to and as a condition for each release, Maker shall demonstrate to Noteholder’s satisfaction that the Release Parcel and the Remaining Parcel each comply with all applicable land use, zoning, subdivision, building, and safety ordinances and regulations, including without limitation, parking capacity requirements as may be required by applicable governmental laws and regulations, the Schnuck Market, Inc., the Starplex Lease, all other leases and what is reasonably necessary and desirable as determined by Noteholder, in a manner that will permit the continued commercial use and operation of the Remaining Parcel for the same purposes and to the same extent as are required or reasonably desirable under the Schnuck Markets Lease, the Starplex Lease and the leases for other tenants of the Remaining Parcel and its reconstruction to the same density as now exists in the event of a casualty;

(ii) Prior to and as a condition for each release, Maker shall demonstrate to Noteholder’s satisfaction that: (A) the Release Parcel and the Remaining Parcel will have adequate access to and from all dedicated public streets and highways for purposes of vehicular and pedestrian ingress and egress, and adequate availability and access for purposes of installation, operation, maintenance and repair of all utilities necessary or reasonably desirable for serving the Release Parcel and the Remaining Parcel, as applicable; (B) the Release Parcel and the Remaining Parcel, as applicable, will be served by separately metered utilities and will be separately assessed for real estate taxing purposes; and (C) the Remaining Parcel will have all rights and benefits necessary or reasonably desirable for the use and operation contemplated under the Schnuck Markets Lease, the Starplex Lease and the leases with other tenants of the Remaining Parcel;

(iii) Prior to and as a condition for each release, Maker shall demonstrate to Noteholder’s satisfaction that: (A) all improvements built or to be built for the use and operation of each Release Lot have been or will be constructed solely within that Release Lot and that the partial release will not adversely affect the use or operation of any individual Lot; (B) except for cross easement rights created for all of the Lots pursuant to a Declaration of Restrictions and Reciprocal Easement Agreement prepared in accordance with (vii) below and approved by Noteholder in its sole discretion, that no Lot will be dependent, for legal or practical purposes, upon any other Lot or improvements located or to be located thereon; and (C) each Lot has been platted (or replatted) so that each Lot is a self contained, single platted parcel;

(iv) Prior to and as a condition for each release, Maker shall provide Noteholder with three (3) originals of an acceptable revised, as-built survey delineating the Remaining Parcel and the Release Parcel (including any private easements serving either parcel for access, utilities or drainage) in the same form and substance as the survey of the Mortgaged Property delivered to Noteholder in connection for the subject loan prior to closing;

(v) Prior to and as a condition for each release, Maker shall pay Noteholder all net sales proceeds for the applicable Release Lot but not less than the applicable Release Minimum Payment for each such Release Lot as provided below (unless such applicable Release Minimum Payment for each such Release Lot is expressly waived or modified in writing by Noteholder in Noteholder’s sole and absolute discretion), which payments shall be applied, without any prepayment premium, against the principal balance of the Note. The Minimum Release Payment for each Release Lot is as follows:

Lot 4	39,727 SF	$506,516.00
Lot 11	101,495 SF	$1,217,938.00
Lot 13	64,033 SF	$768,398.00
Lot 15	79,933 SF	$959,191.00
Lot 17	38,594 SF	$424,536.00
Lot 18	71,438 SF	$714,384.00
Lot 19	78,408 SF	$784,080.00
Lot 21	87,120 SF	$479,160.00
Lot 22	110,207 SF	$606,137.00
Lot 25	43,996 SF	$527,947.00
Lot 26	43,560 SF	$522,720.00
Lot 27	35,719 SF	$428,630.00

(vi) As a condition for each release, Maker shall not be in default hereunder or under the Note, this Mortgage or any other Loan Document;

(vii) Prior to and as a condition for each release, Maker shall provide Noteholder with such endorsements Noteholder’s title insurance policy as Noteholder may request and approve in its sole discretion, including but not limited to an update endorsement, which shall evidence to Noteholder’s satisfaction that this Mortgage continues to be a first lien against the Mortgaged Property.

(viii) Prior to and as a condition for the first release of any Lot, Maker shall provide and record a Declaration of Restrictions and Reciprocal Easement Agreement (“REA”) encumbering and appurtenant to all of the Lots that is satisfactory to Noteholder in its sole discretion. The REA shall impose and grant such easements for access, parking, drainage, utilities and other uses as may be required by any governmental site plan applicable to the Lots, provided that they are also approved by Noteholder. The REA shall also document the establishment of a not for profit property owners association (“Association”) with the power and authority to levy assessments against each of the Lots for the purpose of raising the funds necessary from time to time to construct, maintain and replace improvements for all validly existing easements now or hereafter affecting the Lots. Under the REA the Association shall be vested with the power and authority to file claims of lien against any Lot for which an assessment is not timely paid. The REA shall also establish restrictions on the Lots so as to comply with the provisions of the Schnuck Markets Lease, the Starplex Lease and the leases with other tenants of the Remaining Parcel; and

(ix) All costs incurred in connection with this Section 11.22 and the partial releases contemplated hereby shall be paid by Maker, including without limitation all reasonable attorney’s fees and expenses of Noteholder, survey costs, and the premiums and other charges for applicable title insurance endorsements to Noteholder’s title insurance policy.

(x) Maker shall timely pay (or cause TNP Strategic Retail Trust, Inc., a Maryland corporation to timey pay) Junior Lender all payments to be made under the Junior Loan loan documents so as to cause by Junior Lender to execute a recordable partial release of its liens with respect any Release Lot to be released under this Section 11.22 and the application of all such net sales proceeds against the Indebtedness in accordance with this Section 11.22.

XII.	LIMITATION OF LIABILITY

Except with respect to the Master Lease or the Master Lease Guaranty or as otherwise specifically provided herein, in the event of a default in the payment of the Note by Maker, or any default under this Mortgage or any other document securing, evidencing or relating to the Note, Noteholder’s sole recourse against Maker shall be against the Mortgaged Property described in this Mortgage and such other documents securing, evidencing or relating to the Note, and Noteholder shall not be entitled to recover any deficiency judgment against Maker if the foreclosure or recovery of such Mortgaged Property is not sufficient to pay the amount owed by Maker hereunder. Notwithstanding the foregoing limitation of liability, Maker shall be fully liable (a) for fraud or misrepresentation made in or in connection with the Note or any document securing, evidencing or relating to the payment of the Note or the apparent purpose of which is to deprive Noteholder of the security for the Note; (b) for failure to pay taxes, assessments, charges for labor or materials or any other charges which can create liens on any portion of the Mortgaged Property except to the extent funds for payment of said taxes, assessments, charges for labor or materials or any other charges were placed in escrow with Noteholder; (c) for the misapplication of (i) proceeds of insurance covering any portion of the Mortgaged Property, or (ii) proceeds of the sale or condemnation of any portion of the Mortgaged Property, or (iii) rentals and security deposits received by or on behalf of Maker subsequent to the date on which Noteholder gives written notice of the posting of foreclosure notices or the exercise of Noteholder’s assignment of rents; (d) for failure to maintain, repair or restore the Mortgaged Property in accordance with any document securing, evidencing or relating to the payment of the Note prior to foreclosure; (e) for any act or omission knowingly or intentionally committed or permitted by Maker which results in the waste, damage or destruction to the Mortgaged Property, but only to the extent such events are not covered by insurance proceeds which are received by Noteholder; (f) for the return to Noteholder of all unearned advance rentals and security deposits paid by tenants of the Mortgaged Property or any guarantors of the leases of such tenants which are not rightfully refunded to or which are forfeited by such tenants or guarantors; (g) for the return of, or reimbursement for, all personal property taken from the Mortgaged Property by or on behalf of Maker and not otherwise replaced with personal property of like kind and similar value (normal wear and tear excepted); (h) for any liability of Maker pursuant to the provision contained in this Mortgage pertaining to hazardous or toxic materials or substances; (i) for any liability of Maker pursuant to the Certificate and Indemnity Regarding Hazardous Substances executed by Maker and delivered to Noteholder in connection with the indebtedness evidenced by the Note; (j) for failure to maintain or alter the Mortgaged Property in compliance with the Americans with Disabilities Act of 1990, as it may be amended from time to time prior to foreclosure; and (k) for all court costs and reasonable attorneys’ fees incurred in connection with the enforcement of one or more of the above subparagraphs (a) through (j), inclusive. Nothing in this paragraph, elsewhere this Mortgage, the Note or in any other Loan Document limiting Noteholder’s recourse against Maker shall alter, waive or otherwise limit any liability or obligation of TNP SRT Constitution Trail Master Lessee, LLC as tenant under the Master Lease or Thompson National Properties, LLC as guarantors under the Master Lease Guaranty. The Master Lease and the Master Lease Guaranty are independent of this Mortgage and survive the foreclosure of this Mortgage.

CONSENT TO JURISDICTION. TO INDUCE NOTEHOLDER TO ACCEPT THE NOTE, MAKER IRREVOCABLY AGREES THAT, SUBJECT TO NOTEHOLDER’S SOLE AND ABSOLUTE ELECTION, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATED TO THIS MORTGAGE WHICH ARE REQUIRED TO BE LITIGATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED, WILL BE LITIGATED IN COURTS HAVING SITUS IN MCLEAN COUNTY, ILLINOIS AND ALL OTHER ACTIONS SHALL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS. EXCEPT FOR ACTIONS REQUIRING LITIGATION IN MCLEAN COUNTY, ILLINOIS, MAKER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS,

WAIVES PERSONAL SERVICE OF PROCESS UPON MAKER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO MAKER AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

Maximum Indebtedness. Notwithstanding anything contained herein to the contrary, in no event shall the Indebtedness exceed an amount equal to $20,000,000.00; provided, however, in no event shall Noteholder be obligated to advance funds in excess of the face amount of the Note.

[Signature Page Follows]

SIGNATURE PAGE TO MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT

GIVEN BY TNP SRT CONSTITUTION TRAIL, LLC

TO AMERICAN NATIONAL INSURANCE COMPANY

IN WITNESS WHEREOF, Maker has executed and delivered this Mortgage, Security Agreement and Financing Statement this 14th day of December, 2011, but to be dated as of December 16, 2011.

MAKER:

TNP SRT CONSTITUTION TRAIL, LLC,
a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, L.P.,
a Delaware limited partnership,
its sole member

	By:	TNP Strategic Retail Trust, Inc.,
a Maryland corporation,
its general partner

		By:	/s/ James Wolford
		Name:	James Wolford
		Title:	CFO

STATE OF ______________	)
	)	ss
COUNTY OF ____________	)

On this              day of                     , 2011, before me, a Notary Public within and for said County, personally appeared                                              , to me personally known, who, being by me duly sworn, did acknowledge before me that                                          as                              of TNP Strategic Retail Trust, Inc., a Maryland corporation, as general partner of TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership, as sole member of TNP SRT Constitution Trail, LLC, a Delaware limited partnership, who subscribed to the foregoing instrument as such                              appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said company for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this              day of                     , 2011.

NOTARY PUBLIC

(SEAL)

EXHIBIT “A”

LEGAL DESCRIPTION OF PREMISES

TRACT NO. 1:

Lots 1, 2, 3, 6 and 8 and Outlets 5, 7, and 12 and 500, 502, 503 in the Constitution Trail Subdivision, according to the Plat thereof recorded August 7, 2007 as Document No. 2007-21949, in MCLEAN COUNTY, ILLINOIS.

EXCEPTING:

The Second Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded June 5, 2008 as Document No. 2008-15763, in MCLEAN COUNTY, ILLINOIS.

EXCEPTING:

The Third Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded June 5, 2008 as Document No. 2008-15764, in MCLEAN COUNTY, ILLINOIS.

EXCEPTING:

The First Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded February 20, 2009 as Document No. 2009-4743, in MCLEAN COUNTY, ILLINOIS.

EXCEPTING:

The Fourth Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded July 1, 2009 as Document No. 2009-20923, in McLEAN COUNTY, ILLINOIS.

TRACT NO. 2:

Outlet 509 in the Third Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded June 5, 2008 as Document No. 2008-15764, in MCLEAN COUNTY, ILLINOIS.

TRACT NO. 3:

Lot 20 and Outlets 506 and 507 in the First Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded February 20, 2009 as Document No. 2009-4743, in MCLEAN COUNTY, ILLINOIS.

TRACT NO. 4:

Lot 9 and outlet 510 in the Fourth Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded July 1, 2009 as Document No. 2009-20923, in MCLEAN COUNTY, ILLINOIS.

Address: North Main Street and West Raab Road, Normal, Illinois

Property Index Nos.:

Tract 1:

Lot 1- 14-16-454-001

Lot 2- 14-16-454-002

Lot 3- 14-16-454-004

Lot 6- 14-16-380-001

Lot 8- 14-16-379-004

Outlet 5- 14-16-380-002

Outlet 7- 14-16-379-005

Outlot 12- 14-16-379-001

Outlot 500- 14-16-454-003

Outlet 502- 14-16-326-003

Outlot 503- 14-16-326-002

Tract 2:

Outlot 509- 14-16-405-002

Tract 3:

Lot 20- 14-16-404-004

Outlot 506- 14-16-404-003

Outlot 507- 14-16-404-005 & 14-16-404-006

Tract 4:

Lot 9 and Outlot 510 - Underlying Lands Tax No. 14-16-379-006

EXHIBIT “B”

PERMITTED EXCEPTIONS

1) GENERAL REAL ESTATE TAXES FOR THE YEAR 2011 AND SUBSEQUENT YEARS WHICH ARE NOT YET DUE AND PAYABLE.

2) EASEMENT FROM JOHN W. MANN AND PAULA MANN, HUSBAND AND WIFE IN FAVOR OF THE TOWN OF NORMAL, A MUNICIPAL CORPORATION TO LAY, CONSTRUCT AND MAINTAIN A SANITARY SEWER OVER A PORTION OF THE PREMISES IN QUESTION, CONTAINED IN THE INSTRUMENT RECORDED SEPTEMBER 16, 1968 AS DOCUMENT NO. 68-6849.

3) RIGHT OF WAY EASEMENT DATED JANUARY 1, 1976 RECORDED JANUARY 6, 1976 AS DOCUMENT NO. 76-137 MADE BETWEEN JOHN W. MANN AND PAULA MANN, HUSBAND AND WIFE AND THE TOWN OF NORMAL, A MUNICIPAL CORPORATION THE RIGHT, PRIVILEGE AND AUTHORITY TO CONSTRUCT, OPERATE, MAINTAIN AND REPAIR A HIGH PRESSURE WATER MAIN UNDER THE SURFACE OF A PORTION OF THE PREMISES IN QUESTION.

4) EASEMENT FOR SEWER LINE IN FAVOR OF TOWN OF NORMAL, CONTAINED IN THE INSTRUMENT RECORDED 09/25/68 AS DOCUMENT NO. 68-7082.

5) EASEMENT FOR WATER MAIN IN FAVOR OF TOWN OF NORMAL, CONTAINED IN THE INSTRUMENT RECORDED 11/13/75 AS DOCUMENT NO. 75-11656.

6) ORDER ESTABLISHING A FREEWAY MADE BY THE STATE OF ILLINOIS AND RECORDED 10/13/59 AS DOCUMENT NO. 58133.

7) THE PREMISES DO NOT HAVE DIRECT ACCESS TO FAI ROUTE 55, SEE RELEASE CONTAINED IN DEED RECORDED 11/23/60 AS DOCUMENT NO. 78514.

8) MEMORANDUM OF AGREEMENT RECORDED MAY 11, 2006 AS DOCUMENT NUMBER 2006-00012046, BETWEEN CONSTITUTION TRAIL LLC (THE DEVELOPER) AND THE TOWN OF NORMAL (THE TOWN).

9) DECLARATION OF COVENANTS AND RESTRICTIONS (BUT OMITTING ANY SUCH COVENANT OR RESTRICTION BASED ON RACE, COLOR, RELIGION, SEX, HANDICAP, FAMILIAL STATUS OR NATIONAL ORIGIN UNLESS AND ONLY TO THE EXTENT THAT SAID COVENANT (A) IS EXEMPT UNDER CHAPTER 42, SECTION 3607 OF THE UNITED STATES CODE OR (B) RELATES TO HANDICAP BUT DOES NOT DISCRIMINATE AGAINST HANDICAPPED PERSONS), CONTAINED IN THE DOCUMENT RECORDED JUNE 28, 2006 AS DOCUMENT NO. 2006-00017173 WHICH DOES NOT CONTAIN A REVERSIONARY OR FORFEITURE CLAUSE.

10) EASEMENT(S) FOR UTILITIES AS SHOWN ON THE PLAT OF SUBDIVISION.

11) FIVE FOOT NO-ACCESS STRIP AS SHOWN ON THE PLAT OF SUBDIVISION.

12) TWENTY FOOT BUILDING SETBACK LINES, UNLESS NOTED OTHERWISE, AS SHOWN ON THE PLAT OF SAID SUBDIVISION.

13) ACCESS CONTROL LINE AS SHOWN ON PLAT OF SAID SUBDIVISION.

14) RECORDED DECLARATION OF EASEMENT AND OPERATIONS AGREEMENT RECORDED SEPTEMBER 11, 2007 AS DOCUMENT NUMBER 2007-25124.

15) EASEMENT FOR OVERHEAD AND UNDERGROUND ELECTRIC LINES IN FAVOR OF ILLINOIS POWER COMPANY DBA AMERENIP, CONTAINED IN THE INSTRUMENT RECORDED NOVEMBER 26, 2008 AS DOCUMENT NO. 2008-30989.

16) EASEMENT FOR OVERHEAD AND UNDERGROUND ELECTRIC LINES IN FAVOR OF ILLINOIS POWER COMPANY DBA AMERENIP, CONTAINED IN THE INSTRUMENT RECORDED NOVEMBER 26, 2008 AS DOCUMENT NO. 2008-30990.

17) NOTICE DATED AUGUST 5, 2011 AND RECORDED AUGUST 18, 2011 AS DOCUMENT NO. 2011-18244 PARTIALLY APPROVING AN AMENDED FINAL DEVELOPMENT PLAT FOR CONSTITUTION TRAIL CENTRE PLANNED UNIT DEVELOPMENT - WENDY’S. (AFFECTS LOT 9 IN TRACT 4)

18) NOTICE DATED AUGUST 5, 2011 AND RECORDED AUGUST 18, 2011 AS DOCUMENT NO. 2011-18245 PARTIALLY RE-APPROVING PHASE L FINAL PLANNED UNIT DEVELOPMENT PLAT FOR CONSTITUTION TRAIL CENTRE.

EXHIBIT “C”

SITE PLAN

(to be attached)

48